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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Dow Chemical Company
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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 11, 2006 AT 10:00 A.M. EDT

March 24, 2006

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday, May 11, 2006, at 10 a.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. A map is printed on the back page of this Proxy Statement and is also included on your admittance ticket. At the Meeting, stockholders will vote upon the following matters either by proxy or in person:

  •
  Election of eight Directors.

  •
  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2006.

  •
  Four proposals submitted by stockholders.

  •
  Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mail. Your Board of Directors has set the close of business on March 13, 2006, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and who are entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, from 8:30 a.m. to 5 p.m., at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

Tickets of admission or proof of stock ownership are necessary to attend the Meeting. Tickets are included with your proxy material. Stockholders with registered accounts or who are in the Dividend Reinvestment Program or employees' savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in nominee name or beneficially through a bank or broker (in "street name") need only bring their ticket of admission. Street name holders without tickets will need proof of record date ownership for admission to the Annual Meeting, such as a March 2006 brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free telephone number in the United States and Canada) or 989-636-1792, or faxed to 989-638-1740.

Since seating is limited, the Board has established the rule that only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

Your Board of Directors continues to adhere to high standards of integrity and sound corporate governance. Reports to Dow stockholders from the Audit Committee, Committee on Directors and Governance, and Compensation Committee are enclosed. Each of these Committees is composed entirely of independent Directors. You will find additional information on corporate governance practices and the Company on www.DowGovernance.com.

Thank you for your continued support and your interest in The Dow Chemical Company.

Charles J. Kalil
Corporate Vice President,
General Counsel and Corporate Secretary

2006 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

Notice of the Annual Meeting	1
Voting Procedures
Confidential Voting	4
Dividend Reinvestment Program Shares and Employees' Savings Plan Shares	4
The Board of Directors	5
Director Independence	5
Presiding Director	5
Board Committees	5
Agenda Item 1: Candidates for Election as Director	7
Agenda Item 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	10
Agenda Item 3: Stockholder Proposal on Bhopal	11
Agenda Item 4: Stockholder Proposal on Genetically Engineered Seed	13
Agenda Item 5: Stockholder Proposal on Respiratory Problems	15
Agenda Item 6: Stockholder Proposal on Security of Chemical Facilities	17
Audit Committee Report	21
Committee on Directors and Governance Report	22
Compensation Committee Report	23
Stockholder Return	26
Compensation Information
Compensation Tables	27
Equity Compensation Plan Information	30
Section 16(a) Beneficial Ownership Reporting Compliance	30
Pension Plans	31
Compensation of Directors	33
Beneficial Ownership of Company Stock	34
Employment Agreements	35
Other Governance Matters	36
Appendix A – Director Independence	38
Appendix B – Audit Committee Charter	39
Map to Annual Meeting of Stockholders
This Proxy Statement is issued in connection with the 2006 Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 11, 2006.

® Trademark of The Dow Chemical Company

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information that includes data on your Board of Directors, the candidates for election to the Board and the current Directors, and five other agenda items to be voted upon at the Annual Meeting of Stockholders or any adjournment of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company's corporate governance and compensation practices. References in this document to the Company and Dow mean The Dow Chemical Company.

Vote Your Shares in Advance

The enclosed voting form will help you cast your vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received by the independent Inspector of Election prior to May 11, 2006, the date of the Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by your Board of Directors.

You may revoke your voting proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy on a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company's employees' savings plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees' Savings Plan Shares

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP, will appear together on a single voting form. The Bank of New York, the DRP administrator, will vote all shares of stock held in your DRP account as directed by you only if you return your proxy form. If no specific instruction is given on an executed proxy form, the DRP administrator will vote as recommended by your Board of Directors.

Participants in various employees' savings plans, including The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the DH Compounding Savings and Retirement Plan and the Mycogen Corporation Deferred Savings Plan (the "Plan" or "Plans"), will receive, as appropriate, a separate confidential voting instruction form, in addition to voting forms for any shares held in registered and street name. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of each Plan.

Dow Shares Outstanding

At the close of business on the record date, March 13, 2006, there were 962,992,006 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of preferred stock outstanding.

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not the stockholders are able to attend the Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. The proxy representatives of the Board of Directors will not be specially compensated for their services in this regard.

Dow has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $17,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

4 2006 DOW PROXY STATEMENT

THE BOARD OF DIRECTORS

The ultimate authority to oversee the business of The Dow Chemical Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company's officers, assigns to them responsibilities for management of the Company's operations, and reviews their performance.

The Company is required to report whether any Director attended fewer than 75 percent of the sum of the total number of Board meetings and the total number of Board committee meetings that each such respective Director was eligible to attend during the past year. There were nine Board meetings in 2005 and 31 formal Board committee meetings. All of the Directors exceeded the attendance threshold, and nine had 100 percent attendance at all Board and Board committee meetings they were eligible to attend. All but five of the Directors attended every Board meeting. The Directors are encouraged to attend Annual Meetings of Stockholders, and in 2005, all of the Directors then serving attended.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company's Director independence standards described in the Company's Corporate Governance Guidelines (available at www.DowGovernance.com). These standards incorporate the criteria in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board. They are set forth in Appendix A to this Proxy Statement. Based upon these standards, the Board has determined that the following eleven members of the Board are independent: Directors Barton, Bell, Cook, Davis, Fettig, Franklin, McKennon, Ringler, Shapiro, Shaw and Stern. These independent Directors constitute a substantial majority of the Board, consistent with Board policy.

Presiding Director

The independent Directors on the Board elect a Presiding Director from among their members. Paul G. Stern was recently elected Presiding Director, to succeed Harold T. Shapiro who is retiring following the Annual Meeting. Among other responsibilities, the Presiding Director leads executive sessions of the Board (without members of management present) that occur at every in-person meeting of the Board and at other times as Directors may desire. He also works with the Chairman to set the Board agenda and to determine the appropriate materials to be provided to the Directors. Board contact information is shown on page 36.

Board Committees

Board committees perform many important functions. The responsibilities of each committee are stated in the Bylaws and in their respective committee charters, which are available at www.DowGovernance.com. The Board, upon the recommendation of the Committee on Directors and Governance, elects members to each committee and has the authority to change committee chairs, memberships and the responsibilities of any committee. A brief description of the current standing Board committees follows, with memberships listed as of March 13, 2006, the record date for the Annual Meeting.

Standing Committee and Function	Chair and Members		Meetings in 2005

Audit Committee	P.G. Stern, Chair		9

Oversees the quality and integrity of the financial statements of the Company; the qualifications, independence and performance of the independent auditors; and the Company's system of disclosure controls and procedures and system of internal control over financial reporting. Has oversight responsibility for the performance of the Company's internal audit function and compliance with legal and regulatory requirements.	J.A. Bell J.M. Fettig	H.T. Shapiro

Committee on Directors and Governance	J.M. Cook, Chair		5

Advises the Board on the selection, qualification and compensation of Board members and candidates. Acts as a nominating committee for Director candidates and Board committee membership. Assists the Board with oversight of other corporate governance matters.	J.K. Barton W.D. Davis	J.M. Fettig B.H. Franklin

(continued on next page)

2006 DOW PROXY STATEMENT 5

Standing Committee and Function	Chair and Members		Meetings in 2005

Compensation Committee	J.M Ringler, Chair		5

Assists the Board in meeting its responsibilities relating to the compensation of the Company's Chief Executive Officer and other Senior Executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and applicable standards.	J.K. Barton W.D. Davis	B.H. Franklin R.G. Shaw

Environment, Health and Safety Committee	J.K. Barton, Chair		3
Assists the Board in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that support the Environment, Health and Safety policy of the Company.	A.A. Allemang J.A. Bell J.M. Fettig	A.N. Liveris J.M. Ringler H.T. Shapiro

Executive Committee	W.S. Stavropoulos, Chair		0
Exercises the powers of the Board in the management and direction of the business and affairs of the Company between meetings of the full Board of Directors.	A.N. Liveris J.P. Reinhard	H.T. Shapiro

Finance Committee	J.P. Reinhard, Chair		6
Assists the Board with oversight of the Company's financial activities. Has authority and oversight responsibility to establish investment policy for the Dow employees' pension plans.	A.N. Liveris K.R. McKennon G.E. Merszei	J.M. Ringler W.S. Stavropoulos

Public Interest Committee	K.R. McKennon, Chair		3

Oversees matters impacting corporate social responsibility and the Company's public reputation. The committee's focus includes philanthropic contributions, community programs, diversity and inclusion, public policy management, international codes of business conduct, and corporate reputation management.	J.M. Cook W.D. Davis B.H. Franklin J.P. Reinhard	R.G. Shaw W.S. Stavropoulos P.G. Stern

Board of Directors' Terms

In 2004, the Company's stockholders approved an amendment to the Company's Restated Certificate of Incorporation to provide for the annual election of Directors. Those Directors previously elected to three-year terms by stockholders will complete their terms. William S. Stavropoulos has elected to retire on April 1, 2006. The following Directors are retiring as of the date of the 2006 Annual Meeting and thus not standing for reelection: J. Michael Cook, Willie D. Davis, Keith R. McKennon and Harold T. Shapiro.

Directors nominated as candidates this year, if elected, will serve one-year terms of office expiring at the Annual Meeting in 2007 and until their successors are elected and qualified. The expiration of the Directors' current terms are noted below.

Annual Meeting – 2006		Annual Meeting – 2007

Jacqueline K. Barton James A. Bell J. Michael Cook Willie D. Davis Barbara Hackman Franklin Andrew N. Liveris	Keith R. McKennon Geoffery E. Merszei J. Pedro Reinhard Harold T. Shapiro Ruth G. Shaw Paul G. Stern	Arnold A. Allemang Jeff M. Fettig James M. Ringler

6 2006 DOW PROXY STATEMENT

Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Committee on Directors and Governance, the Board of Directors has nominated Jacqueline K. Barton, James A. Bell, Barbara Hackman Franklin, Andrew N. Liveris, Geoffery E. Merszei, J. Pedro Reinhard, Ruth G. Shaw and Paul G. Stern for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2007, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. Directors Bell, Merszei and Shaw joined the Board following the 2005 Annual Meeting. All other nominees have previously been elected as Directors by the Company's stockholders. Information in the biographies below is current as of February 20, 2006.

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The election of Directors requires a plurality of the votes actually cast. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Jacqueline K. Barton, 53. Arthur and Marian Hanisch Memorial Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991, the American Philosophical Society Fellow 2000 and National Academy of Sciences member 2002. Recipient of the American Chemical Society ("ACS") Breslow Award 2003, ACS William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the Gilead Sciences Scientific Advisory Board.

James A. Bell, 57. Executive Vice President, Finance; Chief Financial Officer, The Boeing Company. Director since 2005.

The Boeing Company, Executive Vice President, Finance and Chief Financial Officer, 2003 to date; Senior Vice President of Finance and Corporate Controller 2000-03. Vice President of Contracts and Pricing for Boeing Space and Communications 1996-2000. Director of Business Management of the Space Station Electric Power System at Boeing Rocketdyne unit 1992-96. Member of the Board of Directors of Joffrey Ballet, the Chicago Urban League, and New Leaders for New Schools. A member of the World Business Chicago, the Chicago Economic Club, and the Commercial Club of Chicago.

Barbara Hackman Franklin, 65. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private investment and management consulting firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School, University of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Assistant to the President of the United States 1971-73. Asst. Vice President, Citibank 1969-71. President's Advisory Council for Trade Policy and Negotiations 1982-86, 1989-92. Board Alert Outstanding Corporate Director 2003. Director of the Year, National Association of Corporate Directors 2000. John C. McCloy Award for contributions to auditing excellence 1992. Chairman of the Economic Club of New York, Vice Chair of the U.S.-China Business Council, board member of the National Association of Corporate Directors, board member of the National Committe on U.S.-China Relations, and member of the Public Company Accounting Oversight Board Advisory Council. Director of Aetna, Inc.; MedImmune, Inc.; GenVec, Inc.; and Washington Mutual Investors Fund.

(continued on next page)

2006 DOW PROXY STATEMENT 7

Andrew N. Liveris, 51. Dow President, Chief Executive Officer & Chairman-Elect. Director since 2004.

Employee of Dow since 1976. General manager of Dow's Thailand operations 1989-92. Group business director for Emulsion Polymers and New Ventures 1992-93. General manager of Dow's start-up businesses in Environmental Services 1993-94. Vice President of Dow's start-up businesses in Environmental Services 1994-95. President of Dow Chemical Pacific Limited* 1995-98. Vice President of Specialty Chemicals 1998-2000. Business Group President for Performance Chemicals 2000-03. President and Chief Operating Officer November 2003 to November 2004. President and Chief Executive Officer November 2004 to date. Chairman-Elect, effective April 1, 2006. Director of Citigroup, Inc. and Officer of the American Chemistry Council. Member of the American Australian Association, the Business Council, the Business Roundtable, The Detroit Economic Club, the G100, the International Business Council, the National Petroleum Council, The Société de Chimie Industrielle, the U.S.-China Business Council, and the World Business Council for Sustainable Development. Member of the Board of Trustees of the Herbert H. and Grace A. Dow Foundation.

Geoffery E. Merszei, 54. Dow Executive Vice President and Chief Financial Officer. Director since 2005.

Employee of Dow 1977-2001, 2005 to date. Dow Middle East/Africa Credit Manager 1977-80; Dow Asia Pacific Credit Manager 1980-82; Dow Asia Pacific Finance and Credit Manager 1982-83. Dow Germany and Eastern Europe Treasurer 1983-86. Dow Foreign Exchange Manager 1986-88; Director of Finance for Dow Asia Pacific 1988-91; Director of Finance/Treasurer for Dow Europe 1991-96. Dow Vice President and Treasurer 1996-2001. Alcan, Inc. Executive Vice President and Chief Financial Officer 2001-2005. Dow Executive Vice President and Chief Financial Officer 2005 to date. Board member of Chemical Financial Corporation and Dow Corning Corporation.* Chairman of Dorinco Reinsurance Company,* Liana Limited,* and Dow Credit Corporation.* Member of the Financial Executives International and The Conference Board's Council of Financial Executives.

J. Pedro Reinhard, 60. Director since 1995.

Employee of Dow since 1970. Dow Brazil Area Finance Director 1978-81. Dow Europe GmbH* Finance Director 1981-85. Managing Director, Dow Italy 1985-88. Dow Treasurer 1988-96, Vice President 1990-95, Financial Vice President 1995-96, Chief Financial Officer 1995-2005, Executive Vice President 1996-2005. Chairman of the Members Committee, Dow AgroSciences LLC.* Director of Dow Corning Corporation,* Royal Bank of Canada, Sigma Aldrich Corporation, and Colgate-Palmolive Company.

Ruth G. Shaw, 58. President and Chief Executive Officer, Duke Power Company. Director since 2005.

Duke Energy Corporation: Duke Power Company, President and Chief Executive Officer 2003 to date; Executive Vice President and Chief Administrative Officer 1997-2003; President of The Duke Energy Foundation 1994-2003; Senior Vice President, Corporate Resources 1994-97; Vice President, Corporate Communications 1992-94. President, Central Piedmont Community College, Charlotte, NC 1986-1992. President, El Centro College, Dallas, TX 1984-86. Director of Wachovia Corporation, Edison Electric Institute, the Nuclear Energy Institute and the Institute of Nuclear Power Operations. Chairman of the boards of Charlotte Research Institute and the Foundation for The Carolinas. Member of the North Carolina Economic Development Board, the Palmetto Business Forum and the South Carolina Manufacturers Alliance. Director of the Research Triangle Foundation of North Carolina.

(continued on next page)

8 2006 DOW PROXY STATEMENT

Paul G. Stern, 67. Chairman of Claris Capital. Director since 1992.

Chairman of Claris Capital, 2004 to date. Co-founder and General Partner of Arlington Capital Partners in 1999 and co-founder of Thayer Capital Partners in 1995. Special partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited - Chairman of the Board 1990-93, Chief Executive Officer 1990-93, Vice Chairman and Chief Executive Officer 1989-90, Director 1988-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Whirlpool Corporation. Board member of the University of Pennsylvania's School of Engineering and Applied Science and the Wharton School. Board of Trustees, Library of Congress. Board member, Business Executives for National Security. Non-Executive Chairman, Claris Holdings LLC., and Council on Foreign Relations.

CONTINUING DIRECTORS

Arnold A. Allemang, 63. Dow Senior Advisor. Director since 1996.

Employee of Dow since 1965. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe GmbH* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997-2000. Executive Vice President 2000-2004. Member Board of Fellows, Saginaw Valley State University. Member Board of Directors of MiTECH+ and Michigan Molecular Institute. President's Circle of Sam Houston State University; American Chemical Society; Board of Directors for the National Association of Manufacturers; and National Action Counsel for Minorities in Engineering.

Jeff M. Fettig, 48. Chairman and Chief Executive Officer of Whirlpool Corporation. Director since 2003.

Whirlpool Corporation - Chairman and Chief Executive Officer 2004 to date; President and Chief Operating Officer 1999-2005; Executive Vice President 1994-99; President, Whirlpool Europe and Asia 1994-99; Vice President, Group Marketing and Sales, North American Appliance Group 1992-94; Vice President, Marketing, Philips Whirlpool Appliance Group of Whirlpool Europe B.V. 1990-92; Vice President, Marketing, KitchenAid Appliance Group 1989-90; Director, Product Development 1988-89. Director of Whirlpool Corporation.

James M. Ringler, 60. Retired Vice Chairman, Illinois Tool Works Inc. Director since 2001.

Tappan Company - President and Chief Operating Officer 1982-86; White Consolidated Industries' Major Appliance Group - President 1986-90 (both companies are subsidiaries of Electrolux AB). Premark International, Inc. - Director 1990-99; Executive Vice-President 1990-92; President and Chief Operating Officer 1992-96; Chief Executive Officer 1996-99; Chairman 1997-99. Illinois Tool Works Inc. (following its merger with Premark International, Inc.) - Vice Chairman 1999-2004. Director of Union Carbide Corporation* 1996-2001. Director of Autoliv Inc., Corn Products International, Inc., FMC Technologies, Inc. and Director and Chairman of the Board NCR Corp. National Trustee of the Boys and Girls Clubs of North America, Midwest Region. Director of the Lyric Opera of Chicago.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 20, 2006.) Dow Corning Corporation - a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Liana Limited, and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

2006 DOW PROXY STATEMENT 9

Agenda Item 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to audit the 2006 consolidated financial statements and related internal control over financial reporting of The Dow Chemical Company and its subsidiaries, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to audit and report on the consolidated financial statements and related internal control over financial reporting of Dow and its subsidiaries for 2006. Deloitte & Touche LLP served as Dow's independent registered public accounting firm for 2005. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm's approach to resolving significant accounting and auditing matters including consultation with the firm's national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Additional information may be found in the Audit Committee Report on page 21 and Audit Committee charter available on the Company's corporate governance website at www.DowGovernance.com.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2006, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm's historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm's ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If Agenda Item 2 does not pass, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in the independent registered public accounting firm so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 2006, unless the Audit Committee or the Board finds additional good reasons for making an immediate change.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Dow and its subsidiaries for 2006.

(continued on next page)

10 2006 DOW PROXY STATEMENT

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2005 and 2004, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Audit and audit-related fees aggregated $18,669,000 and $19,410,000 for the years ended December 31, 2005 and 2004, respectively. Total fees paid to the independent registered public accounting firm were:

Type of Fees	2005	2004

	$ in thousands
Audit Fees (a)	$17,900	$17,639
Audit-Related Fees (b)	713	1,771
Tax Fees (c)	3,926	5,061
All Other Fees	0	0
TOTAL	$22,539	$24,471

(a)
The aggregate fees billed for the integrated audit of the Company's annual financial statements and audit of internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, equity investee audits of companies operated by the Company, statutory audits and other regulatory filings.

(b)
Primarily for audits of employee benefit plans' financial statements, due diligence procedures for acquired businesses, audits and reviews of divested businesses, agreed-upon procedures engagements and filings with U.S. and non-U.S. regulatory agencies.

(c)
For preparation of expatriate employees' tax returns and related compliance services - $3,492,000 in 2005 and $4,436,000 in 2004; international tax compliance - $212,000 in 2005 and $362,000 in 2004; corporate tax consulting - $104,000 in 2005 and $158,000 in 2004; and tax return preparation compliance software - $90,000 in 2005 and $105,000 in 2004.

Agenda Item 3

STOCKHOLDER PROPOSAL ON BHOPAL

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned by each upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Resolved:  shareholders request Dow Chemical management to report to shareholders by October 2006, at reasonable cost and excluding confidential information, descriptions of any new initiatives instituted by management to address specific health, environmental and social concerns of Bhopal, India survivors.

Supporting Statement

On the night of December 2-3, 1984, a Union Carbide plant in Bhopal, India released a gas cloud, which killed at least 7,000 people within days and at least 15,000 more in the years that followed. Records show that Union Carbide decided to store bulk quantities of ultra-hazardous methyl isocyanate in Bhopal and did not equip the plant with some of the corresponding safety features.

Dow Chemical has acquired Union Carbide, thus becoming a focus of both the Indian government efforts to remedy environmental contamination and the survivors' ongoing need for health care and economic relief.

Although a civil case of the disaster was settled by Union Carbide and the Indian Government for $470 million, it was done without consent of most survivors. Numerous unresolved legal issues remain. Suits are pending in an Indian criminal court and the New York District Court.

International attention to corporate social accountability regarding human rights continue to grow. Even if not legally binding, UN Norms set forth human rights responsibilities applicable to business including:

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2006 DOW PROXY STATEMENT 11

  •
  respecting human rights in international, as well as national, laws of countries in which a company operates, in particular rights of affected local communities, such as rights to life, adequate drinking water and highest attainable standard of health; and

  •
  assessing impact of disposal of hazardous and toxic substances on environment and human health and ensuring that the burden of negative environmental consequences does not fall on vulnerable groups.

In November 2004, an expert panel evaluated contamination of the Bhopal site and concluded there are approximately 25,000 tons of onsite contaminated soil. This contamination has polluted the drinking water of the surrounding community and contributed to health problems. Money from the $470 million civil settlement may not be used for environmental clean-up.

Union Carbide is criticized for not cooperating with the investigation and, at the time of the disaster and currently, for withholding information vital to victims' medical treatment, e.g. information on reaction products released on the day of the gas leak. Such information could help assess long-term health consequences of remaining contamination.

Amnesty International has reported that over a hundred thousand people across two generations still suffer from violations of their economic and social rights. According to a prominent corporate social responsibility organization, in addition to any legal liability, the Bhopal issue presents a "moral" liability for Dow that can affect its reputation.

Dow, in its Global Public Report, noted that sales and operations in Asia account for $3.3 billion in revenues. Proponents believe the Bhopal disaster may continue to damage Dow's reputation, which, in our opinion, may reasonably be expected to affect growth prospects in Asia and beyond.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal asks stockholders to vote to direct the publication of a Company report describing any new initiatives instituted by management to address specific health, environmental, and social concerns of survivors of the Bhopal tragedy that occurred in 1984.

In their proposal above, the proponents fail to acknowledge current ownership and control of the site by the Indian state government (Madhya Pradesh) and reported efforts underway by the Madhya Pradesh Pollution Control Board and the central government of India to develop and implement a remediation plan. Additionally, proponents fail to acknowledge the significant and extensive efforts already completed by Union Carbide Corporation ("UCC") to help the victims, and the publicly available information about Bhopal on UCC and Dow websites. Your Board of Directors believes this proposal for a report is unnecessary and would consume valuable Company resources with no benefit to the Company's stockholders.

As more fully discussed on both a UCC website at www.bhopal.com/, and the Company's website at www.dow.com/commitments/debates/bhopal/, Bhopal, India was the site of a pesticide plant that, at the time of the tragedy, was operated by Union Carbide India Limited ("UCIL"), a publicly traded Indian company of which UCC owned 50.9% of its shares. On December 3, 1984, a methyl isocyanate ("MIC") gas storage tank released lethal MIC gas after the introduction of water to the tank. According to the Indian government, thousands of people died and many more were injured. At that time, Dow had no connection with the facility nor UCIL.

Efforts to aid the victims and to remediate the plant site in Bhopal have occurred, of necessity, within the context of the decisions of Indian governmental bodies to take jurisdictional authority over the matter, as well as various court proceedings.

In 1989, the Indian central government reached a full settlement agreement with UCC and UCIL of all civil claims and liabilities arising from the Bhopal matter. Under the terms of that binding agreement, UCC and UCIL paid $470 million in compensation, to cover all past and future claims relating to the incident. In 1991, the Indian Supreme Court upheld the settlement, concluding that the amount was "just, equitable and reasonable." The Indian Supreme Court also ordered the Indian government to purchase a group medical insurance policy to cover 100,000 citizens of Bhopal in case of future illness and to take other steps to ensure the availability of a victims' compensation fund.

The United States Court of Appeals for the Second Circuit affirmed the district court's ruling that India was the proper jurisdiction for civil litigation relating to Bhopal, and the United States Supreme Court declined to review that decision. The decision rested upon where most of the evidence needed to try the case would be found, and relied on the fact that a significant portion of the design was done by Indians in India and that the plant was constructed and managed by Indians in India.

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12 2006 DOW PROXY STATEMENT

In 1994, UCC sold its interest in UCIL (later renamed Eveready Industries India Ltd., "EIIL") to MacLeod Russell (India) Ltd. of Calcutta. EIIL is a company which is totally separate from UCC and is still operating in India today. In 1998, the Madhya Pradesh state government revoked the lease of the former UCIL (now EIIL) plant site, reclaimed the property from EIIL and said it would assume responsibility for managing cleanup and any environmental remediation work required. That work is currently underway and is being done at the direction of the Indian authorities and overall supervision of the Indian High Court in Jabalpur. The ultimate sources of funds to cover remediation costs have not been determined.

All of the funds from the sale of UCIL, $90 million, were provided to the Bhopal Hospital Trust under the direction of the Supreme Court of India to build and fund the future operations of a hospital in Bhopal for the ongoing care and treatment of the victims.

In reviewing UCC's actions in response to the Bhopal incident, the United States District Court, Southern District of New York dismissed claims against UCC that alleged, among other things, that the Bhopal settlement was inadequate and that responsibility for current site cleanup lies with UCC. In 2003, that court stated that UCC "met its obligations to clean up the contamination in and near the Bhopal plant. In 2004, the Second Circuit rejected plaintiff's contention on appeal that the district court erred in dismissing their claims for remediation of the former UCIL plant site and remanded to the district court for further consideration of plaintiff's individual claim for property damage and whether the plaintiff could represent a class of individuals similarly situated. In 2005, the district court dismissed the plaintiff's property damage claim, denied class certification and reaffirmed its earlier decision denying plaintiff's request for an injunction ordering UCC to remediate the former UCIL plant site. UCC remains confident that this decision will be upheld on appeal.

Finally, it is worth noting that the proposal asks Dow management to issue a report describing any new initiatives instituted by management to address concerns of Bhopal survivors. Dow management has not instituted any initiatives on this subject and does not plan to do so over the coming year. At the time the Company acquired UCC in 2001, 16 years after Bhopal, legal liabilities to the victims had been settled and provisions had been made for the victims' medical needs, including future illness. Another report would add no new data and would expend resources with no added value.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 4

STOCKHOLDER PROPOSAL FOR REPORT ON GENETICALLY ENGINEERED SEED

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned by each upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas:

Disclosure of material information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible "off-balance sheet" liabilities, such as risks associated with activities harmful to human health and the environment, that can impact long-term shareholder value.

SEC reporting requirements include disclosure of environmental liabilities and of trends and uncertainties that the company reasonably expects will have a material impact on revenues. Company directors and officers must proactively identify and assess trends or uncertainties that may adversely impact their revenues and disclose the information to shareholders. Public companies are now required to establish a system of controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

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2006 DOW PROXY STATEMENT 13

Whereas:

Producers of GE-seeds are merely encouraged to have voluntary safety consultations with the FDA. The FDA does not issue assurances as to the safety of these products.

According to Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004):"... there remain sizable gaps in our ability to identify compo-
sitional changes that result from genetic modification of organisms intended for food; to determine the biological relevance of such changes to human health; to devise appropriate scientific methods to predict and assess unintended adverse effects on human health." (p. 15)

USDA (APHIS) does not have the authority under current regulations to impose conditions on the use of biotech crops once they have been "deregulated" and cannot require biotech developers to monitor those crops' impact on the environment post-approval. (Issues in the Regulation of Genetically Engineered Plants and Animals, Pew Initiative on Food and Biotechnology (April, 2004)

The report Biological Confinement of Genetically Engineered Organisms (NAS 1/2004) states: "It is possible that some engineered genes that confer pest resistance or otherwise improve a crop plant might contribute to the evolution of increased weediness in wild relatives—especially if the genes escape to an organism that already is considered a weed." (p. 3) Weed resistance to herbicides used widely by farmers who plant genetically engineered herbicide resistant crops is increasing. (Agriculture Research Service 8/24/04).

Gone to Seed (Union of Concerned Scientists) reports that genetically engineered DNA is contaminating U.S. traditional seed stocks, of corn, soybeans and canola... if left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

Dow does not include risks associated with genetically engineered organisms in its financial reporting.

Resolved: That shareholders request the board of directors to review and report to shareholders by November 2006, on the company's internal controls related to potential adverse impacts associated with genetically engineered organisms, including:

  •
  adequacy of current post-marketing monitoring systems;

  •
  adequacy of plans for removing GE seed from the ecosystem should circumstances so require;

  •
  possible impact on all Dow seed product integrity;

  •
  effectiveness of established risk management processes for different environments and agricultural systems such as Mexico.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Dow's current commercial efforts in biotechnology include transgenic corn, soybean, alfalfa and cotton seed products and enclosed production systems using modified bacterial and plant cells to produce biopharmaceuticals and animal health products. Dow believes that these products of biotechnology generate significant positive benefits to society and the environment.

Agricultural products derived from biotechnology have been readily adopted by farmers in the United States and around the world. The steady growth of agricultural biotechnology is directly attributable to the economic, environmental and social benefits realized by farmers and consumers. In addition, these crops were planted on over 222 million acres in 21 countries in 2005 which further demonstrates substantial trust and confidence in these crops (C. James, ISAAA, 2005).

Dow believes that the extensive regulation of biotechnology products, which requires rigorous health and environmental safety testing and review, and the history of safe use by millions of farmers over the last    10 years provide assurances that the existing regulatory frameworks ensure products are safe to human health and the environment. In the United States, agricultural products derived from biotechnology are subject to substantial regulation and oversight by the United States Department of Agriculture ("USDA"), the Food and Drug Administration ("FDA") and the Environmental Protection Agency ("EPA"). Outside of the United States regulatory regimens are rapidly evolving and have already been established in a number of countries, including Canada, Brazil, Argentina, Japan, Korea, Taiwan, Australia, New Zealand, South Africa, the Philippines, China, Singapore, Mexico, Switzerland and in the European Union. In addition to the reviews by regulators in the United States, agricultural biotechnology products are subjected to rigorous regulatory review by importing countries prior to product introduction.

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14 2006 DOW PROXY STATEMENT

The shareholders' references to the USDA lacking authority over "deregulated" crops fail to recognize the fact that agricultural biotechnology products are deregulated only after the successful conclusion of a rigorous and comprehensive regulatory review and approval process encompassing the research, development and commercialization of genetically modified agricultural products. Prior to being deregulated by the USDA, the FDA reviews all agricultural biotechnology products for human safety. In addition, the EPA grants time-limited product registration for all pesticidal biotechnology products. All of Dow's agricultural biotechnology products have been successfully reviewed by the appropriate U.S. regulatory agencies. Moreover, the EPA exercises continuing regulatory oversight over all of Dow's commercially available pesticidal biotech crop products by requiring ongoing reporting related to the proper use and stewardship of these products.

Following the guidelines of Responsible Care® and our internal Guiding Principles for Biotechnology, the Company is committed to making health, safety and environmental protection an integral part of the design, production, marketing, distribution and use of our products. From discovery and development of a product to its delivery and use in the market, the Company's processes are designed to ensure good stewardship practices, including risk assessments of each product prior to commercialization. These practices and principles serve as a necessary foundation to our biotechnology businesses.

In addition, the Company routinely engages with customers and stakeholders to ensure proper understanding of each product introduced including relevant stewardship and use requirements. As part of product introduction in new regions, all required environmental and human health studies are completed. Further, if necessary, additional studies beyond those required by regulators are often performed to ensure product integrity, consumer confidence and adherence to our high stewardship standards.

Dow's efforts in the area of biotechnology are extensive and ongoing. Routine and proactive engagement with our stakeholders facilitates the smooth introduction of novel products into commerce. The Company already provides information to the public and its stakeholders on specific topics such as insect resistance management, product safety and grain marketing guidelines. This information is available online, through published papers and through other direct communications by the Company to customers and other interested parties. Additionally, the Company actively supports and leads a number of industry educational programs on biotechnology. These programs are designed to ensure the effective and responsible use of the technology, to communicate its benefits and to maintain the integrity of grain markets through effective channeling and stewardship programs.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 5

STOCKHOLDER PROPOSAL FOR REPORT ON CHEMICALS WITH KNOWN LINKS
TO ASTHMA AND OTHER RESPIRATORY PROBLEMS

One stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas:

•
Approximately half of Dow's end-use pesticide products (73 of 149) may be linked to asthma and other respiratory problems through active or inert ingredients or metabolites. Common Dow pesticide products with ingredients linked to respiratory problems include: FulTime, Dursban, Glyphomax, Tordon, Telone, Starane, Dithane, Widematch and more.

®
Responsible Care is a service mark of the American Chemistry Council in the United States

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2006 DOW PROXY STATEMENT 15

•
According to the Centers for Disease Control and Prevention (CDC), 16 million people in the U.S. suffer from asthma. Since the mid-1980s, asthma rates have reached epidemic levels.

•
CDC states that nearly 1 in 8 school-aged children have asthma, the leading cause of school absenteeism due to chronic illness. Children are more susceptible than adults to asthma; lungs do not fully develop until at least the eighth year after birth, making a child vulnerable to pesticides and other pollutants linked to asthma. The number of children dying from asthma increased almost threefold from 1979 to 1996. The estimated annual cost of treating childhood asthma is $3.2 billion.

•
According to a 2004 study in Environmental Health Perspectives, pesticides are both a trigger and root cause of asthma. Researchers discovered that children exposed to herbicides are four and a half times more likely to be diagnosed with asthma before age five; toddlers exposed to insecticides are over two times more likely to get asthma.

•
In addition to its retail and wholesale pesticide products, Dow produces many active ingredients in pesticides ultimately sold by other companies. For example, Dow is the sole US producer of 2,4-D, and one of the world's largest producers of chlorpyrifos, both of which are linked to asthma.

•
Data from CDC's 2005 National Report on Human Exposure to Environmental Chemicals found 76% of Americans have chlorpyrifos metabolites in their bodies. Children ages 6-11 have exposure at four times the level EPA considers acceptable for long-term exposure. Additionally, more than 25% of Americans have 2,4-D in their bodies, with highest concentrations also found in children ages 6-11. Proponents believe that CDC's data may aid in correlation of exposures to disease, which could in turn increase legal liabilities for Dow.

RESOLVED: Shareholders request that the Board establish an independent panel, controlling for conflict of interest, to publish by May 2007, at reasonable cost and excluding proprietary information, a report analyzing the extent to which Dow products may cause or exacerbate asthma, and describing public policy initiatives, and Dow policies and activities, to phase out or restrict materials linked with such effects.

SUPPORTING STATEMENT: Proponents believe the report should include any and all Dow products found in peer-reviewed literature to potentially cause and/or trigger asthma, including end-use pesticides (and their inert ingredients and metabolites), pesticide active ingredients and other chemicals.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Dow believes that the proposed report is unnecessary in light of our existing disclosures and public outreach on this subject. It would divert resources without benefit to our stockholders.

Pesticides improve the world's food production and protect our homes and health by controlling destructive and disease-carrying insects, crop diseases, and noxious weeds. Before being sold in the United States and other countries, these products must be registered by government regulators charged with the protection of human health and the environment. The registration process involves the review of large amounts of scientific information about potential effects. After registration, these products receive ongoing scrutiny. In response to new information, regulators may require additional studies, limit uses, or even cancel product registrations. Countries such as the United States, the United Kingdom, Germany, France, and Japan use a similar approach. These evaluations and decisions are available to regulators in other nations charged with pesticide reviews.

It is important to note that there is no scientific consensus that pesticides are a significant cause or trigger of asthma. The Environmental Protection Agency, the National Institute for Environmental Health Sciences, and the Centers for Disease Control and Prevention cite a variety of materials, such as dust mites, molds and cockroaches, as potentially linked with asthma, but do not list pesticides among the common causes or triggers of asthma.

Chlorpyrifos and 2,4-D, referenced in the proposal, have both undergone recent thorough scientific regulatory reviews by U.S. and European Union regulatory authorities. Further health and safety information on these products is available at www.chlorpyrifos.com and www.24d.org. In addition, Dow supports these pesticides and its other products with a strong product stewardship program. Further information on Dow product stewardship is available at www.dowagro.com/rc/index.htm and www.dowproductsafety.com.

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16 2006 DOW PROXY STATEMENT

The proposed report would duplicate independent, credible, transparent, science-based regulatory processes that are already in place. In the United States and many other nations, existing regulatory processes already provide opportunities for public review and comment; these venues would be a more appropriate forum for proponents of this proposal to express their concerns.

For all of these reasons, your Board believes that this report is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 6

STOCKHOLDER PROPOSAL FOR REPORT ON IMPROVING INHERENT
SECURITY OF CHEMICAL FACILITIES

One stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas: Security at chemical facilities has become one of the most important issues facing our country. Across the United States, thousands of facilities use and store extremely hazardous substances in large quantities that pose major risks to surrounding communities, employees, and the environment;

Whereas: According to Risk Management Plans (RMPs) filed by companies with the U.S. Environmental Protection Agency, at over 100 of these facilities more than one million people live in the area where they could be seriously injured or killed in the event of a catastrophic incident such as a chemical accident or terrorist attack;

Whereas: A report by the Army Surgeon General in 2003 ranked an attack on a chemical plant second only to a widespread biological attack in the magnitude of its hazard to the public. Numerous other government agencies and private groups have published warnings about these dangers.
 (http://www.crtk.org/detail.cfm?docID=765%26cat=spills
%2520and%2520emergancies);

Whereas: It is often possible for a company to increase the inherent security of a facility and decrease the number of people at risk of harm by switching to chemicals that are less acutely hazardous, reducing the quantities of extremely hazardous substances stored at facilities, altering the processes used at facilities, or locating facilities outside densely populated areas;

Whereas: Improving physical security through such steps as hiring additional security guards and building perimeter fences will not reduce the number of people endangered by a facility;

Whereas: Dow Chemical operates forty-one facilities in the United States that combined put a total of over six million people at risk in the event of a catastrophic release of chemicals caused by an accident or terrorist attack, according to an independent report analyzing RMPs filed by our Company with the EPA as of 2004 (http://uspirg.org/uspirg.asp?id2=13532&id3=USPIRG&). These facilities use large quantities of extremely hazardous substances including hydrocyanic acid, hydrogen chloride, phosgene, anhydrous sulfur dioxide, chlorine, ethylene oxide, acrolein, and dimethyldichlorosilane;

Whereas: Shareholders know little about our Company's efforts to prevent and reduce the magnitude of catastrophic incidents at its facilities. Our Company's most recent 10-K filing contains a single sentence on chemical security, referring to steps taken in 2002 and 2003. There is no discussion of possible improvements to inherent security, and no discussion of the potential impact a catastrophic chemical release could have on the Company or on employees, surrounding communities, and the environment;

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2006 DOW PROXY STATEMENT 17

Therefore, be it resolved: shareholders request that the independent directors of the Board of Dow Chemical prepare a report, at reasonable cost and omitting proprietary information, on the implications of a policy for reducing potential harm and the number of people in danger from potential catastrophic chemical releases by increasing the inherent security of Dow Chemical facilities through such steps as reducing the use and storage of extremely hazardous substances, reengineering processes, and locating facilities outside high-population areas. The report should be available to investors by the 2007 annual meeting.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

The proponent fails to recognize the Company's ongoing commitment to security, community awareness and emergency preparedness, process safety and risk mitigation. Further, the public availability of much of the information the proponent is seeking is protected by law and/or is considered sensitive security information that should not or cannot be publicly disclosed.

The Company's Commitment to Security

The Company is public in its commitment to ensuring that its facilities, communities and products are protected from security threats, and that vulnerabilities are minimized or eliminated so that the Company can safely provide life-enhancing products and play a key role in the global economy.

The Company has maintained a comprehensive, multi-level security plan since 1988 and is continually improving all levels of its security plans. Emphasis is placed on the safety of the Company's communities and people by being prepared to meet risk at any level and to address both internal and external identifiable risks. The Company's security plans are developed to avert interruptions of normal business work operations which could materially and adversely affect the Company's results of operations, liquidity and financial condition.

The Company uses a risk-based site vulnerability assessment ("SVA") approach employing the U.S. Government's Sandia National Labs methodology. SVAs are applied to all manufacturing sites globally to assess the risk to sites, systems, and processes. The Company implements the American Chemistry Council's Responsible Care® Security Code requiring that all aspects of security be assessed and gaps be addressed. The Company exceeds the requirements of the Security Code through its global application and commencement of additional rounds of SVAs and upgrades. The SVA process, adherence to the Security Code, the Company's integrated Emergency Services and Security auditing program, and other process safety assessments and programs all include consideration of safer processes such as described by the proponents. This has been translated into continuous improvement in the reduction or elimination of vulnerabilities.

The Company's Commitment to Community Awareness and Emergency Preparedness

The Company's commitment also extends to community awareness and emergency preparedness in all Dow communities worldwide. In 1985, Dow implemented the Community Awareness & Emergency Response ("CAER") program as part or our commitment to the Responsible Care Code.® The program is designed to raise awareness of the operations, processes and emergency response plans and capabilities of our facilities. This ongoing effort includes extensive communication efforts with local officials, hospitals, school systems, businesses and the community at large.

In addition, the CAER effort focuses on emergency preparedness both internally and in the community. The safety of the communities around Dow sites has always been a primary interest of the Company, and a partnership has developed over the years to prepare coordinated area plans.

Local emergency responders train and drill with Company responders, and share information and planning critical to a successful response. Community drills are held with emergency communication and response plans developed, tested and refined on a regular basis. Communication tools include community meetings and media inserts, as well as emergency systems such as community sirens, emergency radio stations, automated phone calling systems, and websites.

®
Responsible Care is a service mark of the American Chemistry Council in the United States

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18 2006 DOW PROXY STATEMENT

The Company's Employment of Process Safety

The Company embraces and employs the use of inherently safer approaches to process design and operation, and the Company's security and process safety professionals review these approaches continuously. Process safety is exceedingly complicated, and if misapplied can result in risks being unintentionally shifted or substituted or higher risks being unwittingly created. Further, complex chemical processes are often unique and proprietary to a given company, and no reliable measurements or standards exist for inherent safety. As such, the Company utilizes a holistic approach based on its expertise, experience, technology know-how and continuous assessments to improve processes when chemistry allows.

The Company begins at the earliest stages of plant development and continues through the life cycle applying process safety technologies to increase safety and reduce risk. The following processes have been used:

1)
Intensification, which calls for using smaller quantities of hazardous substances within a process.

2)
Substitution, which is a strategy to replace one material with a less hazardous substance if the chemistry of the process will allow.

3)
Attenuation, which calls for using less hazardous conditions such as lower temperature or pressure or a less hazardous form of material, to the extent the chemistry allows.

4)
Limitation of effects, which calls for designing a plant or process to minimize the impact of a release of material or energy. For example, the Company uses small diameter piping or restricting orifices in some of its processes to limit the flow rate in the event of an accidental release, making it almost impossible in those instances for a reaction to occur too quickly.

5)
Simplification and error tolerance, which is used during design to eliminate or tolerate operating errors by making the plant more user-friendly and reliable. For example, using hard-piped connections in lieu of hoses in several hazardous services to reduce risk of loss of material.

The Company assesses the use of such processes when new processes are designed and then during its Reactive Chemical/Process Hazard Analysis conducted on a three-to five-year cycle through the life of a chemical process.

Such process safety applications are used in conjunction with passive safeguards, active controls and mitigation, procedures to assure the safety of operating and maintenance practices, and a formal operating discipline to create the Company's overall security and strategy approach. These activities are carried out globally to achieve uniformity and consistency in achieving the desired result of safety and security. Summaries, reports and information are contained in various confidential documents and are shared with those who need to know or who can leverage the results.

Sensitive Security Information Should Not Be Made Available to the Public

SVAs, process safety assessments and other reports generally include descriptions of the worst possible consequences that could arise out of an attack on a facility. This highly confidential information could serve as a blueprint for terrorists or those who wish to do the public harm—including how, when and where to attack. Such sensitive security information is protected under law from public disclosure. Several federal and state laws prohibit public disclosure or provide for information protection from public disclosure.

It is for similar reasons that the Federal Bureau of Investigation, among others, warned the United States Environmental Protection Agency not to disclose RMP worse-case scenario data online. This led to federal legislation restricting distribution of such sensitive security information. The Company, however, does share detailed information about its security and operations with local responders, law enforcement and authorized security officials to enhance confidence in the integrity of our programs and to assist the community in preparedness and response capabilities.

Disclosing information about facility processes and vulnerabilities in a public report as proposed by this resolution could potentially provide confidential information that could serve as a guide to those who wish to do harm. Considering the already available information provided by the Company on security and process safety, such a report would not only provide no benefit but would unnecessarily compromise security.

®
Responsible Care is a service mark of the American Chemistry Council in the United States

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2006 DOW PROXY STATEMENT 19

The Public Availability of Information

The Company's efforts in the area of security and process safety, as described above, are extensive. To the extent information on security and process safety can be shared without compromising security, the Company has been transparent and forthcoming about its chemical security activities and will continue to share openly and publicly information on its corporate website page, in its Annual Report on Form 10-K filings, through published papers and through other direct communications by the Company to stakeholders and other interested parties.

Further, the Company has already committed that it will: i) update on the Company's website the public Chemical Security position statement, to specifically include a review of the SVA process, ii) establish a public goal to further reduce the vulnerabilities of the Company's facilities worldwide beyond its substantial efforts to date, and iii) publicly state the goal and report progress on a regular basis.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST Agenda Item 6.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

20 2006 DOW PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange ("NYSE") and the Company as set forth in Appendix A to this Proxy Statement. The Committee operates pursuant to a charter that is available on the Company's corporate governance website at www.DowGovernance.com and is included as Appendix B to this Proxy Statement.

The Board has determined that all of the Committee members are financially literate and are audit committee financial experts as defined by the applicable standards.

The Committee had nine meetings during 2005, five of which were in-person meetings that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, management and among the Committee members themselves. Four of the meetings were conference calls related to the Company's earnings announcements and periodic filings. Numerous other informal meetings and communications among the Chair, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company's management also occurred.

On behalf of the Board of Directors, the Committee oversees the Company's financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and for issuing its reports on the Company's internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company's internal control over financial reporting and the processes that support certifications of the financial statements by the Company's Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP's internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee has pre-approved all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services, and has concluded that such services are compatible with the auditors' independence. The Committee's charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management's assertion on internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Commission. The Committee has also selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company and its subsidiaries for 2006. The Board of Directors has concurred on that selection and has presented the matter to the stockholders of the Company for ratification.

Audit Committee

Paul G. Stern, Chair James A. Bell	Jeff M. Fettig Harold T. Shapiro

2006 DOW PROXY STATEMENT 21

COMMITTEE ON DIRECTORS AND GOVERNANCE REPORT

The Committee on Directors and Governance of the Board of Directors (the "Committee") is comprised entirely of independent Directors who meet the independence requirements of the New York Stock Exchange, the U.S. Securities and Exchange Commission and the Company as set forth in Appendix A to this Proxy Statement. The Committee met four times in 2005 and operates pursuant to a charter that is available on the Company's corporate governance website at www.DowGovernance.com.

Nominations for Director

The Committee advises the Board on various corporate governance matters such as those included in the Company's Corporate Governance Guidelines found on www.DowGovernance.com. Among the Committee's most important functions is the selection of Directors.

The Committee has a long-standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations should be sent to the Committee through the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Corporate Secretary* between November 28, 2006, and January 27, 2007. Such notices must comply with the provisions set forth in the Bylaws. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively, a copy of the Bylaws will be provided without charge to any stockholder who requests it in writing. Such requests should be addressed to the Corporate Secretary.*

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline; high ethical standards; a commitment to full participation on the Board and its committees; relevant career experience; and a commitment to ethnic, racial and gender diversity. The Committee has adopted guidelines to be used in evaluating candidates for Board membership. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board, such as experience or expertise in some of the following areas: the chemical industry; global business; science and technology; finance and/or economics; competitive positioning; corporate governance; public affairs; and experience as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. Such modification would be described in the next Committee Report.

The Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Committee from various sources, including current or former Directors, a search firm retained by the Committee, stockholders, Company executives and by self-nomination. The Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. The function of the search firm retained by the Committee in 2005 was to identify independent director candidates that possess the skills and experience described above. Dow's most recent independent director additions, Ruth G. Shaw and James A. Bell, were recommended by an outside search firm.

The evaluation of Director candidates involves several steps, not necessarily in any particular order. A preliminary analysis of a nominee involves securing a resume and other background data and comparing this data to the Director attributes mentioned above, as well as to the current needs of the Board for new members. References are checked and analyses are performed to identify potential conflicts of interest and appropriate independence from the Company. Candidate information is provided to all Committee members for purposes of discussion and evaluation. If the Committee decides to further evaluate a candidate, interviews are conducted. Other steps may include requesting additional data from the candidate, providing Company background information to the candidate and determining the candidate's schedule compatibility with Dow Board and Committee meeting dates.

Committee on Directors and Governance

J. Michael Cook, Chair
Jacqueline K. Barton Willie D. Davis	Jeff M. Fettig Barbara Hackman Franklin
*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

22 2006 DOW PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Committee

The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent Directors, none of whom are current or former employees or officers of the Company. All meet the independence standards of the New York Stock Exchange, the U.S. Securities and Exchange Commission, the U.S. Internal Revenue Service and the Company, as set forth in Appendix A to this Proxy Statement. The Committee operates pursuant to the Compensation Committee Charter, adopted by the Committee and the Board of Directors, which is available on Dow's corporate governance website at www.DowGovernance.com.

The Committee is responsible for reviewing and approving all aspects of compensation (base salaries, annual performance awards, long-term incentives, benefits, and perquisites) for the Chief Executive Officer ("CEO") and other Senior Executives of the Company, consistent with the business objectives of the Company, the results achieved by the executive, and competitive salary practices. Senior Executives comprise the highest levels of management in the Company and currently number 16 employees.

Compensation Philosophy

The Committee approves all policies and programs under which compensation is paid or awarded to Dow's Senior Executives. The Committee's policy is to structure Senior Executive compensation so that it is:

•
Appropriately competitive in the attraction and retention of qualified leaders.

•
Closely linked to individual performance, Company performance, and increases in Dow stockholder value.

•
Determined and disclosed in compliance with applicable rules and regulations.

In addition, the Committee broadly assesses the compensation of all levels of employees within the Company in order to provide an appropriate context for compensation decisions at Senior Executive levels.

The Committee sets executive compensation at a median level relative to companies with which we compete for executive talent and in comparison with a selected cross-industry group of other multinational companies, the average and median size of which are comparable to Dow.

The Company plans, under which executive performance awards and long-term incentive grants are made, are stockholder-approved and are designed to comply with the requirements of federal tax laws on deductibility. The Committee considers federal tax implications prior to making executive compensation decisions and the majority of equity-based compensation is fully deductible.

The Committee has retained an independent consultant to provide advice and counsel to the Committee. The consultant assists the Committee in evaluating and developing programs in order to pay executive officers competitively, motivate them to contribute to the Company's success, reward them for their performance and to retain them. The Committee's practice is to provide incentives that promote both the short-term and long-term financial objectives of Dow and which are in the interests of its shareholders. These incentives are based on economic profitability, cost management and total shareholder return.

Each year, all of the other independent Directors are invited to join the Committee in a special session to review executive performance in order to establish compensation. At this meeting, the CEO is asked to provide an individual performance review for each Senior Executive. Following this meeting, the CEO provides a proposed compensation plan for each Senior Executive. After this discussion with the CEO, the Committee meets in executive session to review similar information regarding the CEO. Further, the Committee, along with other members of the Board of Directors, monitors the performance of the CEO and other Senior Executives throughout the year and provides feedback on an ongoing basis as appropriate.

Approach to Executive Compensation

In the context of making compensation decisions regarding the CEO and Senior Executives, the Committee evaluated the Company's performance in 2005, including overall Company performance as well as achievements related to stated priorities and individual goals. Dow's compensation practices for annual and long-term incentive compensation as presented below reflect the Committee's belief in a pay-for-performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both individual and Company performance.

Compensation for Senior Executives that is evaluated and set annually by the Committee has three major components: base salary, annual performance award and long-term incentives. As more fully explained below, each component has a different structure and purpose. However, in general, the Committee has designed this compensation so that at target levels of total direct compensation, at least 70% is variable compensation and dependent upon future Company performance. The remaining 30% is in cash.

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2006 DOW PROXY STATEMENT 23

Base Salaries

Base salaries for all Dow employees, including the Company's Senior Executives, are based on evaluation of their responsibilities, an assessment of their performance, and market comparisons from regularly scheduled compensation surveys. Average salaries for each employee group are managed to be within the median range of the comparison group to facilitate Dow's ability to attract and retain a highly qualified workforce. Changes in base salary for the Senior Executives, as well as for all Dow employees, depend upon projected changes in the external market as well as the individual's contributions to Dow's performance.

In November 2004, Mr. Liveris was promoted to President and Chief Executive Officer. His 2005 base salary reflects the increase in his base compensation in March 2005 commensurate with his significant increase in job responsibilities. Mr. Liveris' base salary will be managed by the Committee consistent with competitive market data for CEO's of cross-industry multinational companies of similar size to Dow and his individual performance.

Annual Performance Awards

Annual performance awards are a component of pay for all salaried employees. Performance award payouts are determined for Senior Executives by the Committee each year in February. Performance for the prior year is compared to previously established Company and individual goals. In addition, the Committee has determined that the Company financial component of the award will not be paid unless certain net profit goals are achieved.

For the executives named in the Proxy Statement compensation tables, annual performance awards are determined under the Executive Performance Plan (the "Plan"). The Plan, which was adopted by the Board and approved by Company stockholders in 1994, sets a minimum performance goal of $700 million of net income as defined in the Plan. If this threshold goal is met, the Committee evaluates Company and individual performance to determine actual performance award amounts, within the maximum limits set by the Plan. For 2005, the threshold goal was achieved, and the Committee determined individual payouts for each of the Named Executives based upon achievement of net profit and cost management goals, and measurable individual performance objectives. These awards are listed in the Summary Compensation Table under the Performance Award Bonus column.

Long-Term Incentive Compensation

In 2005, the Company granted long-term incentive compensation ("LTI") for Senior Executives and a broad range of other Dow leaders which included a balanced mix of stock options, restricted stock and performance shares. These equity grants were weighted in approximately one-third proportions. This portfolio of equity offerings reflects the Committee's philosophy that long-term incentives serve three purposes: alignment of Senior Executives' goals with shareholder interests through stock options, achievement of long-term performance goals through performance-based awards and executive retention through the offer of time-vested restricted shares.

Prior to 2005, the Company employed a fixed-share approach in determining LTI grant guidelines. In 2005, the Committee adopted a value-based approach in determining performance share and restricted stock grants. Based on competitive compensation data, the Committee first determines the value of the awards to be granted. Then, using valuation methods determined by the Committee in consultation with its independent consultant, the award is allocated into performance shares and restricted stock. The Committee retained its fixed-share guidelines for the non-qualified stock option portion of the grant, while committing to periodic review of this practice based on market-competitiveness.

For 2005, the Committee determined individual LTI compensation awards after evaluating the contribution of each Senior Executive to the Company's long-term performance and competitive market practices. Grants of LTI were made under the 1988 Award and Option plan, which was approved by Dow stockholders.

LTI includes market-priced stock options with a three-year pro rata vesting period to encourage retention of employees and to provide incentives for longer-term focus and creation of stockholder value. The exercise price of these options is the fair market value on the grant date. They are shown in the table entitled Option Grants in 2005. Awardees receive future gains from these options only to the extent the price of Dow stock increases, which benefits all stockholders of the Company.

Performance Shares are shares of deferred stock that are earned if the Company's financial performance over a three-year period exceeds pre-established goals. One half of the Performance Shares granted in 2005, which vest during 2005-2007, were based on performance against specified levels of return on capital. The other half of Performance Shares granted in 2005 were based on a relative Total Shareholder Return ("TSR") index comparing Dow's TSR with a performance peer group based on the S&P 500 Chemicals Index. With the 2005 Performance Share design, the objective of the Committee was to balance internal operational priorities with external

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24 2006 DOW PROXY STATEMENT

relative stockholder return goals. The 2005 Performance Shares grants are shown in the table entitled Long-Term Incentive Plan Awards in 2005.

Restricted Shares, the third element of the balanced portfolio of equities, are market priced shares of stock with five-year vesting. These grants are shown in the Long-Term Compensation portion of the Summary Compensation Table under the Deferred Stock Awards column.

Additional Committee Determinations

The Committee annually reviews the benefits and perquisites programs in which Senior Executives are eligible to participate. Additional information has been provided to the Committee by its independent consultant and by the Audit Committee's annual review of executive expense reports. Based on these data, the Committee has found no prerequisites that were unusual in either type or size and believes that the programs are appropriate, reasonable and competitive.

Stock Ownership Guidelines

Minimum stock ownership guidelines for Senior Executives were established in 1998. Eligible leaders are expected to own Dow shares approximately equivalent in value to a specified multiple of either three or four times the typical annual base salary for their job level within four years. The impact of promotions is taken into account relative to stock ownership requirements, with an additional year allowed to meet the guideline for each promotion received. Such stock ownership includes stock, deferred stock, and phantom stock held beneficially and through the Company's 401(k) plan and Elective Deferral Plan.

The CEO is required to hold Dow stock equal in value to six times the current annual base salary. Mr. Liveris, as a new CEO, has until November 2010 to meet the CEO stock ownership requirements, since he also has had two other recent promotions.

The Committee has a standing meeting schedule of four meetings per year. During 2005, the Committee met five times, in person and by telephone, in order to fulfill its responsibilities.

Compensation Committee

James M. Ringler, Chair	Ruth G. Shaw
Jacqueline K. Barton	Barbara Hackman Franklin
Willie D. Davis

2006 DOW PROXY STATEMENT 25

STOCKHOLDER RETURN

The charts below illustrate cumulative total return to Dow stockholders for certain periods of time. They depict a hypothetical $100 investment in Dow common stock on December 31 of the first year of the charts, and show the value of that investment over time until December 31, 2005, with all dividends reinvested in stock. Hypothetical investments of $100 in the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Chemicals Index are shown in comparison.

Five-Year Cumulative Total Return	Ten-Year Cumulative Total Return

Five-Year Cumulative Total Return in $

December 31,	Dow Chemical	S&P 500	S&P 500 Chemicals

2000	100.00	100.00	100.00
2001	95.91	88.12	98.86
2002	88.06	68.66	99.51
2003	128.42	88.34	125.99
2004	157.70	97.94	149.98
2005	143.80	102.75	149.07

Ten-Year Cumulative Total Return in $

December 31,	Dow Chemical	S&P 500	S&P 500 Chemicals

1995	100.00	100.00	100.00
1996	115.80	122.95	124.60
1997	155.68	163.95	151.61
1998	144.81	210.80	142.05
1999	219.32	255.15	165.98
2000	187.06	231.93	150.96
2001	179.41	204.38	149.23
2002	164.72	159.23	150.22
2003	240.22	204.88	190.05
2004	295.00	227.16	226.42
2005	269.00	238.31	225.03

The form of the charts above is in accordance with requirements of the U.S. Securities and Exchange Commission. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect the Company's forecast of future financial performance.

26 2006 DOW PROXY STATEMENT

COMPENSATION TABLES

Summary Compensation Table

Long-Term Compensation

		Annual Compensation					Awards			Payouts

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Deferred/ Restricted Stock Awards ($) (a) (b)		Securities Underlying Options (# Shares)(c)	Long-Term Incentive Payouts ($)		All Other Compensation ($)

A. N. Liveris President, CEO and Chairman-Elect	2005 2004 2003	1,087,500 712,504 472,013		2,250,000 1,550,000 810,000	84,482 50,887 2,164	(d) (d) (g)	2,943,875 1,304,700 1,109,838	(h)	180,000 shares 90,000 shares 62,500 shares	68,402 1,134 117,039	(e) (e) (i)	82,814 24,803 22,582	(f)

W. S. Stavropoulos Chairman of the Board	2005 2004 2003	1,570,710 1,425,674 1,300,005		400,000 2,200,000 2,300,000	59,616 132,501 253,676	(d) (d) (d)(j)	— 3,382,652 6,517,930	(k)	— 233,340 shares 350,000 shares	72,059 72,059 977,572	(e) (e) (i)	2,584,020 384,064 184,852	(f)

J. P. Reinhard (l) Executive Vice President	2005 2004 2003	827,072 777,014 743,424		1,175,000 1,150,000 1,050,000	— — —		1,566,677 1,449,957 1,556,538	(m)	100,000 shares 100,000 shares 127,500 shares	87,167 19,899 572,224	(e) (e) (i)	345,500 140,690 29,657	(f)

G. E. Merszei (n) Executive VP and CFO	2005 2004 2003	395,106 — —		1,756,000 — —	— — —		2,083,756 — —		311,340 shares — —	— — —		3,320 — —	(f)

W. F. Banholzer Corporate VP and CTO	2005 2004 2003	241,427 — —	(o)	1,600,595 — —	— — —		4,112,500 — —		63,250 shares — —	— — —		1,424,713 — —	(f)

Other Compensation

Name	Reportable Elective Deferral Interest ($)	Elective Deferral Company Match ($) (o)	Life Insurance Programs ($) (p)	Personal Excess Liability Insurance ($)	Relocation ($) (q)	Defined Contribution Company Match ($)	RPED Cash Out ($) (r)	Total Other Compensation ($)

A. N. Liveris	7,501	8,700	2,031	1,220	54,962	8,400	—	82,814
W. S. Stavropoulos	62,436	—	121,404	1,220	—	8,400	2,390,560	2,584,020
J. P. Reinhard	65,101	—	270,779	1,220	—	8,400	—	345,500
G. E. Merszei	—	—	—	1,220	—	2,100	—	3,320
W. F. Banholzer	6,555	1,378,105	—	1,220	30,433	8,400	—	1,424,713

(a)
Values in the chart are calculated by multiplying the date-of-grant fair market value by the number of shares granted. Market-rate dividend equivalents are paid on shares of stock reported in this column.

(b)
Report of holdings of shares of deferred stock granted but not yet delivered, more than half of which are dependent for vesting, if at all, upon achieving specific performance measures. Performance Shares are reported at target payout levels; higher payouts are possible. On 12/31/05, the aggregate number of deferred shares outstanding and the values of such holdings (calculated from the market price on 12/30/05) were: Messrs. Liveris - 368,200 shares, $16,138,206; Stavropoulos - 466,750 shares, $20,457,653; Reinhard - 398,920 shares, $17,484,664; Merszei - 71,440 shares, $3,131,215; Banholzer - 91,000 shares, $3,988,530.

(c)
Ten-year market-priced options.

(d)
Other annual compensation for 2005 for A. N. Liveris includes $39,857 for financial planning and $40,000 for personal use of the Company aircraft. Other annual compensation for 2005 for W. S. Stavropoulos includes $28,000 for financial planning and $25,440 for personal use of the Company aircraft.

  Incremental cost to the Company of personal use of Company aircraft is calculated based on the variable operating costs to the Company, including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs, which do not change based on usage, such as pilot salaries or depreciation of the Company aircraft and maintenance costs not related to personal trips, are excluded. The amounts reported reflect a change in valuation methodology from prior years in which the cost of personal use

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2006 DOW PROXY STATEMENT 27

SUMMARY COMPENSATION TABLE (continued)

  of Company aircraft had been calculated using the Standard Industrial Fare Level tables found in the tax regulations. The 2003 and 2004 amounts have been recalculated so that the amounts are reported on a consistent basis. Incremental cost of Company aircraft use for A. N. Liveris was $27,360 for 2004. Incremental cost of Company aircraft use for W. S. Stavropoulos was $65,100 for 2004 and $110,880 for 2003.

(e)
Payouts from dividend unit awards granted prior to 1999. For Messrs. Liveris and Reinhard, this figure also includes the value of a 1,500 stock share payout under a long-term incentive plan.

(f)
Details of other compensation for 2005 appear in a separate chart following the Summary Compensation Table.

(g)
Reimbursement for tax obligations resulting from expatriate status.

(h)
Includes a retention incentive award of 30,000 shares at a grant price of $27.005. Grant vested 3/14/06. Also includes Performance Shares granted in 2003, with a fair market value on date of grant of $27.40, and with terms that provide for a minimum payout of 10,937.5 shares.

(i)
Delivery of Performance Share deferred stock granted in 1998, with the value calculated from the market price on 2/27/03 of $26.83 per share. Market-rate dividend equivalents were paid. Also includes payouts from dividend unit awards granted prior to 1999.

(j)
Primarily for tax preparation and financial advice related to return to CEO position, in addition to the $110,880 incremental cost for personal use of Company aircraft in 2003.

(k)
152,000 deferred share units at a grant price of $31.84 granted upon re-assuming role of CEO. Grant vested 12/13/04. Award was paid in cash. Market-rate dividend equivalents were paid. Also includes Performance Shares granted in 2003, with a fair market value on date of grant of $27.40, and with terms that provide for a minimum payout of 61,250 shares.

(l)
Mr. Reinhard served as CFO until October 1, 2005 and as an Executive Vice President until December 31, 2005.

(m)
Retention incentive award of 35,000 shares, at a grant price of $27.005. Grant vested 12/13/04. Also includes Performance Shares granted in 2003, with a fair market value on date of grant of $27.40, and with terms that provide for a minimum payout of 22,312.5 shares.

(n)
Mr. Merszei returned to Dow on July 1, 2005 as an Executive Vice President and became CFO on October 1, 2005.

(o)
Includes Company contributions to the elective deferral accounts of Mr. Liveris - $8,700 and Mr. Banholzer - $1,350,000. The payment to Mr. Banholzer is associated with joining the Company in 2005.

(p)
Compensation Committee approved reimbursement for unanticipated tax liability resulting from The Dow Chemical Company Key Employee Insurance Program and the Company's termination of the Executive Split Dollar Life Insurance Plan.

(q)
Includes final reconciliation of past tax liabilities associated with Mr. Liveris' relocation from Australia to the U.S, and relocation payments to Mr. Banholzer associated with joining the Company in 2005.

(r)
As permitted under the terms of the Retirement Plan for Employee Directors ("RPED"), Director Stavropoulos elected to retire as an employee of the Company on October 31, 2005 and to receive a lump sum payment of $2,629,185 in lieu of future compensation to which he was entitled under the terms of the RPED. That portion of the lump sum attributable to 2005 compensation is reflected in the "Salary" column of the Summary Compensation Table. The balance of $2,390,560 is shown here.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

			Number of Securities Underlying Unexercised Options at 12/31/05 (#)		Value of Unexercised, In-the-Money Options at 12/31/05 ($) (a)
	Number of Securities Underlying Options Exercised (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

A. N. Liveris	30,000	672,624	207,666	260,834	2,037,104	362,703
W. S. Stavropoulos	525,000	10,940,937	611,113	272,227	6,202,866	1,969,729
J. P. Reinhard	441,700	7,067,558	33,333	209,167	11,333	720,942
G. E. Merszei	—	—	—	311,340	—	—
W. F. Banholzer	—	—	—	63,250	—	—

(a)
Based upon the differences between the fair market value on 12/31/05 of $43.83 per share and the grant strike prices.

28 2006 DOW PROXY STATEMENT

Long-Term Incentive Plan Awards in 2005

			Estimated Future Payouts under Non-Stock Price-Based Plans

	Number of Shares, Units or Other Rights (a)	Performance or Other Period until Maturation or Payout
Name			Threshold (# Shares)	Target (# Shares)	Maximum (# Shares)

A. N. Liveris	75,000	2005-2007	—	75,000	150,000

W. S. Stavropoulos	—	n/a	n/a	n/a	n/a

J. P. Reinhard	43,910	2005-2007	—	43,910	87,820

G. E. Merszei	24,860	2005-2007	—	24,860	49,720

W. F. Banholzer	3,500	2005-2007	—	3,500	7,000

(a)
This table provides additional detail on the Performance Share awards that are reported in the Summary Compensation Table above under the heading "Deferred/Restricted Stock Awards" and are described in notes (a) and (b) thereof. Performance Shares that vest, if at all, by meeting or exceeding specific financial measures over a three-year period related to return on capital and total stockholder return. No shares will be earned if minimum objectives are not achieved. Shares earned and dividend equivalents for the shares earned from the date of grant will be delivered in two equal installments on 4/17/08 and 4/17/09. In the event of a change of control during the first year of the performance period, the target number of shares plus accrued dividends on the target shares vest. In the event of a change of control between January 1, 2006 and April 17, 2008 shares earned and accrued dividends on shares earned vest.

Option Grants in 2005

	Individual Grants

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation 10-Year Option Term (a)
	Number of Securities Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in Fiscal Year
				Exercise or Base Price ($/Share)
						Expiration Date
Name							0% ($)		5% ($)		10% ($)

All Shareholders	N/A		N/A		N/A	N/A	0	(c)	32,272,410,640	(b)	81,449,417,330	(b)
All Optionees	5,774,690 14,000 7,000 7,000 311,340 63,250 1,750 14,000			$ $ $ $ $ $ $ $	53.5250 55.3750 44.7750 45.7450 44.7350 47.0000 43.2350 43.8200	02/18/15 03/01/15 04/18/15 06/01/15 07/01/15 07/14/15 09/01/15 12/19/15	0 0 0 0 0 0 0 0		194,726,878 488,408 197,458 201,735 8,774,511 1,872,833 47,667 386,492		491,453,459 1,232,648 498,346 509,142 22,145,194 4,726,673 120,301 975,433

	6,193,030		100.0%				0	(c)	206,695,982	(b)	521,661,286	(b)
All Optionees' Gain as a % of all Stockholders' Gain	N/A		N/A		N/A	N/A	N/A		0.6%		0.6%
A. N. Liveris	180,000 (d	)	2.9%		$53.5250	02/18/15	0		6,069,735		15,318,855
W. S. Stavropoulos	—		—		—	—	0		—		—
J. P. Reinhard	100,000 (d	)	1.6%		$53.5250	02/18/15	0		3,372,075		8,510,475
G. E. Merszei	311,340 (e	)	5.0%		$44.7350	07/01/15	0		8,774,511		22,145,194
W. F. Banholzer	63,250 (f	)	1.0%		$47.0000	07/14/15	0		1,872,833		4,726,673

(a)
The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the U.S. Securities and Exchange Commission, and therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(b)
Gain for all stockholders was determined from the $53.525 exercise price applicable to the majority of options granted in 2005 based on the 957,049,017 shares outstanding on the 2/18/05 grant date.

(c)
Since options are granted at the then-current market price, no gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. A 0% gain in stock price will result in zero dollars for the optionee.

(d)
This was a single grant made on 2/18/05. Options are ten-year options with an exercise price equal to the fair market value on the date of grant. The options vest in three equal annual installments beginning 2/18/06.

(e)
This was a single grant made on 7/1/05. Options are ten-year options with an exercise price equal to the fair market value on the date of grant. The options vest in three equal annual installments beginning 7/1/06.

(f)
This was a single grant made on 7/14/05. Options are ten-year options with an exercise price equal to the fair market value on the date of grant. The options vest in three equal annual installments beginning 7/14/06.

2006 DOW PROXY STATEMENT 29

Equity Compensation Plan Information at December 31, 2005

	(a)	(b)		(c)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	65,512,953	31.35	(1)	81,193,852	(2)

Equity compensation plans not approved by security holders	228,000	34.16		—

Total (3)	65,740,953	32.75		81,193,852

As of December 31, 2005

(1)
Calculation does not include outstanding performance shares that have no exercise price.

(2)
The 1988 Award and Option Plan provides that the number of shares available for grant under such plan in any calendar year equals 1.5% of the total shares of common stock outstanding on the first day of the year, plus 50% of the shares available for grant but not granted under the plan in each of the previous three years, plus up to 50% of the subsequent year's allocation. As a result of this formula, 50% of the shares first allocated but not granted in a year cease to be available for grant in the following year, and the remaining 50% cease to be available for grant after an additional two years. Also includes shares available for grant under other stockholder-approved plans.

(3)
Does not include options to acquire 7,285,427 shares of stock with a weighted-average exercise price of $30.44 that were assumed in connection with the acquisition of Union Carbide Corporation.

Plans without Stockholder Approval

The 1998 Non-Employee Directors' Stock Incentive Plan, which was first described in the definitive Proxy Statement for the 1998 Annual Meeting of Stockholders, provided for ten-year options at an exercise price equal to the market price on the date of grant. Grants were made once each year and vested after completion of five years of service as a Dow Director. No new grants will be made under the plan; however, shares of Dow common stock remain available for issuance in connection with prior grants.

Similarly, no new grants will be made under the 1994 Non-Employee Directors' Stock Plan, but shares of Dow stock remain available for issuance in connection with prior grants. The plan provided for three grants of ten-year market-priced options conditional upon specified stock ownership requirements that increased with seniority of service. This plan was included as Exhibit 10(o) to The Dow Chemical Company Annual Report on Form 10-K for the year ended December 31, 1994.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and greater-than-10 percent shareholders to file reports of ownership and changes in ownership of Dow securities with the U.S. Securities and Exchange Commission. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all filing requirements were met during fiscal year 2005 except as follows.

Three fractional shares of stock owned by Mr. Stavropoulos with a total value of $79.05 were sold by a Company benefit plan provider in connection with a transfer of stock from one account to another. This sale was not reported to Mr. Stavropoulos nor the Company until after the Form 4 filing deadline had passed. As a result, the filing was made ten days late.

Additionally in 2006, one fractional share of stock owned by one of our Senior Executives, Mr. Ruiz, with a total value of $38.48 was sold by a Company benefit plan provider in connection with a transfer of stock from one account to another. This sale was not reported to Mr. Ruiz nor the Company until after the Form 4 filing deadline had passed. As a result, the filing was made seventeen days late.

30 2006 DOW PROXY STATEMENT

PENSION PLANS

The Company provides the Dow Employees' Pension Plan (the "DEPP") for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Since the DEPP is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of plan assets, as in a defined contribution plan.

Upon normal retirement at age 65, a participant receives an annual pension from the DEPP subject to a statutory limitation. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee's yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years ("HC3A") multiplied by a percentage ranging from 4% to 18% dependent upon the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate the immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest, currently at 8% per year. This benefit is known as the DEPP formula benefit.

Certain U.S. plan participants who were hired prior to January 1996 may have a greater benefit calculated under the old 1.6 formula which was inactivated as of December 31, 2005. This benefit is equal to 1.6% of the employee's HC3A as of December 31, 2005, multiplied by the employee's years of credited service as of December 31, 2005, using full credited service up to 35 years, and one-half of the years of credited service in excess of 35 years. This formula also contains a provision for an offset of the employee's estimated primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986. Employees may receive either the DEPP formula benefit or the 1.6 formula benefit.

Since the U.S. Internal Revenue Code limits the benefits that would otherwise be provided by the DEPP, the Board of Directors adopted the Executive Supplemental Retirement Plan ("ESRP") to provide certain management employees who participate in the DEPP with supplemental benefits. The benefits are calculated under the same formulas as the DEPP formulas described above.

The table on the following page illustrates the estimated annual pension benefits payable to executive officers receiving their entire service in the U.S. plans, combining benefits from the DEPP, ESRP and Key Employee Insurance Program ("KEIP"). KEIP is a life insurance program that secured benefits otherwise available under ESRP that was offered to certain management employees as an alternative to the ESRP. The benefits shown in the table are single-life annuities for participants who retire at age 65. While a single-life annuity provides a higher retiree benefit, most participants elect pensions with survivorship provisions.

Mr. Merszei was a participant in the Swiss Plan from 1978 through 2001 and received a portable benefit upon his termination from Dow Europe. Under the terms of his employment contract, Mr. Merzsei will have his final benefit prorated under the formulas of the defined benefit plans in which he participated for the period of time spent under each plan using final pay and service. As a U.S. employee, Mr. Merszei is now a participant in the DEPP. Mr. Merszei will get credit for the years of service he spent at his interim employer in the ESRP, with the amount of such interim employer's benefit and his previously paid portable benefit carved out of the ultimate benefit. As of December 31, 2005, Mr. Merszei's U.S. pensionable salary was $1,195,823 and he was credited with 28.0 total years of service. His annual annuity, using current age and service and assuming he is eligible for an immediate unreduced benefit, is $385,163 before applicable offsets.

Additional Benefits Following Retirement

A provision of the U.S. Internal Revenue Code may impact the death benefit and cash values to participants in the KEIP for two years following the later of retirement or the completion date of their KEIP program if a participant elects to take possession of the life insurance policy. The Company will make two annual payments to such participants to compensate for any shortfall. Mr. Reinhard is among the participants who may receive payments. The amount of the payments for Mr. Reinhard cannot be determined until retirement.

The Company will continue to provide life insurance coverage until death in an amount equal to annual salary at the time of retirement to certain employees including each of the executives listed in the compensation tables.

(continued on next page)

2006 DOW PROXY STATEMENT 31

PENSION PLANS (continued)

Annual Pension Benefits in $

Final Average Pay for Pension Purposes
	Years of Credited Service
	15	20	25	30	35	40	45

700,000	238,000	300,000	348,000	382,000	400,000	403,000	403,000
900,000	307,000	389,000	451,000	494,000	517,000	522,000	522,000
1,100,000	377,000	477,000	553,000	606,000	635,000	640,000	640,000
1,300,000	446,000	565,000	655,000	718,000	752,000	759,000	759,000
1,500,000	516,000	653,000	757,000	830,000	869,000	877,000	877,000
1,700,000	586,000	741,000	859,000	942,000	987,000	996,000	996,000
1,900,000	655,000	829,000	962,000	1,054,000	1,104,000	1,114,000	1,114,000
2,100,000	725,000	917,000	1,064,000	1,165,000	1,222,000	1,233,000	1,233,000
2,300,000	794,000	1,005,000	1,166,000	1,277,000	1,339,000	1,351,000	1,351,000
2,500,000	864,000	1,093,000	1,268,000	1,389,000	1,456,000	1,469,000	1,469,000
2,700,000	933,000	1,181,000	1,370,000	1,501,000	1,574,000	1,588,000	1,588,000

For the persons named in the Summary Compensation Table and whose benefits are calculated under the DEPP, the years of credited service and 2005 compensation covered by the pension plans as of 12/31/05, are: Messrs. Stavropoulos—38.5, $1,332,086 (a); Reinhard—35.2, $1,495,664 (b); Liveris—30.0, $2,187,501 (c) and Banholzer—22.9, $883,993 (d).

(a)
At the request of the Board of Directors, Mr. Stavropoulos reassumed the position of CEO in December 2002 and served in that capacity until November 2004. He retired October 31, 2005. So that his pension reflects the unique circumstance of returning to executive management after a period of service as the non-executive Chairman of the Board, the Compensation Committee has amended the ESRP to provide that, in such circumstances, pensionable compensation will be calculated from the average of the three highest years of compensation as an employee of the Company. Mr. Stavropoulos' three highest year average is $2,491,896.

(b)
Mr. Reinhard began participation in the DEPP effective January 1, 1995, when the defined benefit segment of the International Pension Plan ("IPP") was terminated. Mr. Reinhard was granted full-service in the DEPP, resulting in 1.5 years of credited service to be paid from the ESRP. He terminated his participation in and is no longer eligible for any benefits from the IPP.

(c)
Mr. Liveris was asked by the Company to permanently transfer to the United States in 1995 and, at that time, began participation in the DEPP and ceased contributions to the Dow Chemical Australia Superannuation Fund A ("Australia Fund"). In order to equitably determine a retirement benefit that bridges the two plans, Mr. Liveris' retirement benefit will be determined by the following formula: at the time of retirement, the pension amount would equal the amount payable under the DEPP formula, with the benefit being paid from the DEPP and the ESRP (based upon Mr. Liveris' highest average credited compensation for any three consecutive years and Mr. Liveris' years of credited service as if a U.S. employee his entire Dow career) less the value of the accrued benefit in the Australia Fund. If the benefit from the Australia Fund is greater than the ESRP benefit, no benefit is payable under the ESRP.

(d)
As a U.S. employee, Mr. Banholzer is a participant in the DEPP. Under the terms of his employment contract, following the completion of one year of service with Dow, Mr. Banholzer will get credit for the years of service he spent at his immediate predecessor employer in the ESRP, with the amount of such immediate predecessor employer's benefit carved out of his ESRP benefit. The credited service below the table includes the anticipated additional immediate predecessor employer service.

32 2006 DOW PROXY STATEMENT

COMPENSATION OF DIRECTORS

Directors' Fees

Directors' fees as stated below are paid only to Directors who are not employees of the Company.

Annual Retainer Fee	$70,000 annually
Meeting Retainer Fee	$45,000 annually
Audit Committee Chairmanship	$15,000 annually
All Other Committee Chairmanships	$8,000 annually
Audit Committee Membership	$12,000 annually
Presiding Director Service	$20,000 annually

There is no pension plan for non-employee Directors. A program providing for one-time grants of restricted stock to new Directors was discontinued in February 2005.

2003 Stock Incentive Plan

The 2003 Non-Employee Directors' Stock Incentive Plan provides for an annual grant of restricted stock and an annual grant of stock options to each non-employee Director on March 5 of each year, and allows for occasional additional individual grants of stock options, restricted stock, deferred stock or some combination thereof, at the discretion of the Board of Directors. The size of the annual grant of restricted stock is determined according to a fixed formula that divides two-thirds of the prior year's average annual retainer and fees by the fair market value of Dow common stock on the date of grant. In 2006, each non-employee Director received 1,100 shares of restricted stock, with provisions limiting transfer while serving as a Director of the Company and for at least two years. The size of the annual grant of stock options is determined by a fixed formula that divides 45% of the prior year's average annual retainer and fees by a denominator consisting of the fair market value of Dow common stock on the date of grant multiplied by the Black-Scholes value of a ten-year option to purchase Dow common stock upon commencement of the option term. The options vest one year following the date of grant. In 2006, each non-employee Director received 4,900 ten-year options with an exercise price of $43.37.

Non-employee Directors who join the Board of Directors after the March 5 annual grants of stock options and restricted stock for that year and prior to December 31 of that year are eligible to receive a one-time cash payment ("New Director Retainer") within thirty days of the effective date of their election as a Director. The intent of this New Director Retainer is to encourage a new Director to make an initial investment in the stock of the Company. The amount of the New Director Retainer is calculated from the net present value of the cash equivalent of that year's stock option grant and restricted stock grant, awarded under the 2003 Non-Employee Directors' Stock Incentive Plan, with stock values based on the then current price of Company stock. It is based on months of Board service for the first year, and is therefore pro-rated for the number of months remaining in the calendar year.

Deferred Compensation Plan

Non-employee Directors may choose prior to the beginning of each year to have all or part of their fees credited to a deferred compensation account. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include an account with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account that tracks the market value of Dow common stock with market dividends paid and reinvested, as well as several mutual funds. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing on the July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

Compensation of Non-Management Employee Directors

Employee Directors who leave executive management, but remain as active employees and as Directors of the Company, are paid according to a fixed formula that has been determined in advance by the Board of Directors pursuant to the Retirement Policy for Employee Directors ("RPED"). This fixed compensation for such Directors is designed to enhance effective Board service by providing independence from current management. As active employees, participants in the RPED are eligible for certain standard employee benefits, but are not eligible to participate in Performance Award bonuses, new grants of equity-based long-term incentive compensation or the Employees' Stock Purchase Plan. Director Allemang is a participant in the RPED and received $946,549.80 in compensation in 2005. As permitted under the terms of the RPED, Director Stavropoulos elected to retire as an employee of the Company on October 31, 2005 and to receive a lump sum payment of $2,629,185 in lieu of future compensation to which he was entitled under the terms of the RPED. Director Reinhard will be a participant in the RPED in 2006.

2006 DOW PROXY STATEMENT 33

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The table below states beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Dow common stock as of February 20, 2006, except as otherwise noted.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned

A. A. Allemang	213,760.7		132,978.0	346,738.7	*
W. F. Banholzer	139.3		1,476.0	1,615.3	*
J. K. Barton	10,150.0		29,933.0	40,083.0	*
J. A. Bell	500.0		0.0	500.0	*
J. M. Cook	10,372.0		19,433.0	29,805.0	*
W. D. Davis	10,475.0		29,933.0	40,408.0	*
J. M. Fettig	6,000.0		6,133.0	12,133.0	*
B. H. Franklin	11,721.3		29,933.0	41,654.3	*
A. N. Liveris (c)	37,752.9		385,839.0	423,591.9	*
K. R. McKennon (c)	21,402.0		6,133.0	27,535.0	*
G. E. Merszei (c)	11,002.0		2,039.0	13,041.0	*
J. P. Reinhard (c)	248,336.8		228,849.0	477,185.8	*
J. M. Ringler (c)	9,150.4		39,502.0	48,652.4	*
H. T. Shapiro	12,160.3		29,933.0	42,093.3	*
R. G. Shaw	620.0		0.0	620.0	*
W. S. Stavropoulos (c)	307,527.8		1,052,860.0	1,360,387.8	*
P. G. Stern	17,800.0		29,933.0	47,733.0	*
Group Total	928,870.4		2,024,907.0	2,953,777.4	0.30%
All Directors and Executive Officers as a Group	1,184,084.3		4,073,177.0	5,257,261.3	0.54%
Certain Other Owners:
Capital Research and Management Company	69,863,850.0	(d)		69,863,850.0	7.20%
Barclays Bank PLC	60,892,733.0	(d)		60,892,733.0	6.32%

(a)
In addition to shares held in sole name, this column includes all shares held by a spouse and other members of the person's immediate family who share a household with the named person. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees' Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)
This column includes any shares that the party could acquire through 4/21/06, by (1) exercise of an option granted by Dow; (2) performance shares granted by Dow to be delivered prior to 4/21/06; or (3) payment of any balance due under a subscription in The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan. These shares have not been issued and cannot be voted.

(c)
Directors Liveris, McKennon, Merszei, Reinhard, Ringler and Stavropoulos are all members of the Board's Finance Committee, which shares investment and voting authority for stock held in the Dow Employees' Pension Plan Trust ("DEPP") and the Retirement Program for Employees of Union Carbide Corporation and its Participating Subsidiary Companies ("UCCRP"). At 12/31/05, the DEPP beneficially owned 5,515,037 shares of Dow common stock and the UCCRP beneficially owned 3,532,500 shares. The named individuals, and all other Directors and officers, disclaim beneficial ownership of stock owned by the DEPP and the UCCRP.

(d)
As reported in Schedule 13Gs dated 2/6/06, as of 12/30/05, for Capital Research and Management Company (333 South Hope Street, Los Angeles, CA 90071) and dated 1/31/06, as of 12/31/05 for Barclays Bank PLC (54 Lombard Street, London, EC3P3AH), in their roles as investment advisors for various clients, both had sole dispositive power of such shares, but had neither sole nor shared voting power over any such shares.

*
Less than 0.5% of the total shares of Dow common stock issued and outstanding.

34 2006 DOW PROXY STATEMENT

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Geoffery E. Merszei in July 2005 that was approved by the Compensation Committee. The agreement provided an initial base salary of $718,212, and Mr. Merszei is eligible to participate in Dow's annual variable pay program. Awards under this program are linked to a combination of Company performance and individual/team performance against business and functional goals, with a possible award range of 0 to 200% of the employee's target award. Mr. Merszei's target award is 80% of his year-end annualized base salary.

Mr. Merszei is also eligible to participate in the annual Dow Long-Term Incentive ("LTI") Program. For calendar year 2005, his award consisted of: 61,340 ten-year non-qualified stock options; 24,860 performance shares; and 16,580 shares of deferred stock, vesting in 2010. These grants are subject to the terms and conditions of The Dow Chemical Company 1988 Award and Option Plan and to the terms of the individual award agreements pursuant to that plan. If Mr. Merszei remains continuously employed with Dow through the one-year anniversary of his 2005 hire date, all of his prior Dow service will apply for purposes of determining whether he will receive retiree treatment under the LTI Program.

To mitigate Mr. Merszei's loss of incentive-based compensation in leaving his previous employer, he is eligible to receive the following: (i) a one-time bonus of $750,000 (less applicable taxes) payable 90 days from his 2005 hire date; (ii) 250,000 ten-year market-priced non-qualified stock options with a price of $44.735 and a three-year vesting schedule; (iii) an additional employment allowance of $1,600,000 (less applicable taxes) payable in three equal installments on the first, second and third anniversaries of his 2005 hire date (receipt of these amounts is contingent upon his remaining an employee); and (iv) a deferred stock grant of 30,000 shares of Dow stock to be delivered on the sixtieth day following the third anniversary of his 2005 hire date. Mr. Merszei will receive payments (less applicable taxes) equal to any Dow stock dividends that are declared between the grant date of the deferred stock and the time the stock is delivered.

Mr. Merszei is eligible for employee benefits received by other U.S.-based salaried employees, transferee relocation benefits, as well as Dow's Executive Benefits such as use of a Company car, financial planning support and medical examinations. Mr. Merszei's pension will be calculated using Dow's standard global pension relocation policy which applies to employees with Dow service under more than one pension plan. His years of service with his previous employer will be recognized using the standard pension formula as provided in the Dow Executive Supplemental Retirement Plan.

The Company entered into an employment agreement with William F. Banholzer in June 2005 that was approved by the Compensation Committee. The agreement provided an initial base salary of $520,000 per year, and Mr. Banholzer is eligible to participate in Dow's annual variable pay program, described above. Mr. Banholzer's target award under the program is 70% of his year-end annualized base salary.

Mr. Banholzer is also eligible to participate in the LTI Program. For calendar year 2005, his award consisted of: 8,250 ten-year market-priced non-qualified stock options with a price of $47; 3,500 performance shares; and 2,500 shares of deferred stock vesting in 2010. These grants are subject to the terms and conditions of The Dow Chemical Company 1988 Award and Option Plan and to the terms of the individual award agreements pursuant to that plan. For calendar year 2006, Mr. Banholzer will be granted one or more stock awards with a minimum Black-Scholes value of $1,000,000.

To mitigate Mr. Banholzer's loss of incentive-based compensation and future pension amounts from his previous employer, he is eligible to receive the following: (i) a one-time bonus of $500,000 (less applicable taxes) payable upon his hire date; (ii) a one-time bonus of $500,000 (less applicable taxes) payable 30 days from his hire date; (iii) 55,000 ten-year market-priced non-qualified stock options with a price of $47; (iv) Company contributions totaling $1,350,000 to a deferred cash account within The Dow Chemical Company Elective Deferral Plan; and (v) 85,000 shares of deferred stock to be delivered on the sixtieth day following the third anniversary of his hire date. Mr. Banholzer will receive payments (less applicable taxes) equal to any Dow stock dividends that are declared between the grant date of the deferred stock and the time the stock is delivered.

Mr. Banholzer is eligible for employee benefits received by other U.S.-based salaried employees, transferee relocation benefits, as well as Dow's Executive Benefits such as financial planning support and medical examinations. Effective upon his hire, Mr. Banholzer became a participant in the Dow Employees' Pension Plan, and following one year of service, he will be eligible to participate in the Dow Executive Supplemental Retirement Plan with recognition of his service with his immediate predecessor employer.

2006 DOW PROXY STATEMENT 35

OTHER GOVERNANCE MATTERS

Communication with Directors

You may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors by any of several methods. These include mail addressed to The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, and the "Contact Us" feature of Dow's corporate governance website at www.DowGovernance.com. The Presiding Director and other non-management Directors may also be contacted by email addressed to PresidingDirector@Dow.com. Please specify the intended recipient(s) of your letter or electronic message.

Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include "spam;" advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any omitted or deleted communication will be made available to any Director upon request.

Future Stockholder Proposals

If you satisfy the requirements of the U.S. Securities and Exchange Commission (the "Commission") and wish to submit a proposal to be considered for inclusion in the Company's proxy material for next year's Annual Meeting, please send it to the Corporate Secretary.* Under the rules of the Commission, proposals must be received no later than November 28, 2006.

Future Annual Meeting Business

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Corporate Secretary.* For the 2007 Annual Meeting, written notice must be given between November 28, 2006, and January 27, 2007. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively they will be sent without charge to any stockholder who sends a written request to the Corporate Secretary.*

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders who share a single address, only one Proxy Statement and accompanying Annual Meeting materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your account number to Dow's stock transfer agent, The Bank of New York ("BNY"), P.O. Box 11023, New York, NY 10286-1023. You may also call BNY toll-free at 800-369-5606 in the United States and Canada to revoke your consent. If you hold your stock in "street name," you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, ADP, 51 Mercedes Way, Edgewood, NY 11717. If you are a registered stockholder receiving multiple copies of these materials at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request at the foregoing addresses to receive a single copy of materials in the future.

Copies of Proxy Material and Form 10-K

Dow's Proxy Statement and Annual Report on Form 10-K are posted on Dow's website at www.DowGovernance.com. Stockholders may receive printed copies of each of these documents without charge by contacting the Company's Investor Relations Office at 800-422-8193 or 989-636-1463, or 2030 Dow Center, Midland, MI 48674.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and other Annual Meeting materials in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. Registered stockholders may provide their consent for electronic delivery when they vote their shares on the Internet at https://www.proxyvotenow.com/dow. Most holders in street name may provide their consent for electronic delivery while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery, but have since changed your email address, please re-register.

*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone),
989-638-1740 (fax).

36 2006 DOW PROXY STATEMENT

OTHER GOVERNANCE MATTERS (continued)

Corporate Governance Documents

The Company's Code of Business Conduct, Board Committee charters and Corporate Governance Guidelines are available at www.DowGovernance.com.

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time that this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

Charles J. Kalil Corporate Vice President, General Counsel and Corporate Secretary	Midland, Michigan March 24, 2006

2006 DOW PROXY STATEMENT 37

Appendix A

DIRECTOR INDEPENDENCE

An "independent" Director is a Director whom the Board of Directors has determined has no material relationship with The Dow Chemical Company, or any of its consolidated subsidiaries (collectively, the "Company"), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a Director is not independent if:

1.
The Director is, or has been within the last three years, an employee of the Company, or an immediate family member of the Director is, or has been within the last three years, an executive officer of the Company;

2.
The Director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.
(a) The Director, or an immediate family member of the Director, is a current partner of the Company's external auditor; (b) the Director is a current employee of the Company's external auditor; (c) an immediate family member of the Director is a current employee of the Company's external auditor who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time;

4.
The Director, or an immediate family member of the Director, is a current employee of, or has any business relationship with, the Company's internal audit function;

5.
The Director, or an immediate family member of the Director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serves or served at the same time on that company's compensation committee;

6.
The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another entity that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of the Company or the other entity; or

7.
The Director is an executive officer of a charitable or non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the charitable or non-profit organization's consolidated gross revenues.

An "immediate family" member includes a Director's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the Director's home.

38 2006 DOW PROXY STATEMENT

Appendix B

AUDIT COMMITTEE CHARTER

Members

Paul G. Stern, Chair
James A. Bell
Jeff M. Fettig
Harold T. Shapiro

Charter of the Audit Committee

As amended and re-adopted in full by the Audit Committee on February 11, 2004, and the Board of Directors on February 12, 2004.

Purpose:

The Audit Committee is appointed by the Board to assist the Board in monitoring:

  1.
  The integrity of the financial statements of the Company.

  2.
  The independent auditors' qualifications, independence, and performance.

  3.
  The performance of the Company's internal audit function.

  4.
  The compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual meeting proxy statement.

Committee Membership:

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. The Company shall disclose as required by the Commission whether at least one member of the Audit Committee is an "audit committee financial expert" as defined by the Commission. The simultaneous service on the audit committees of more than two other public companies requires a Board determination that such simultaneous service does not impair the ability of such member to effectively serve on the Company's Audit Committee.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Committee on Directors and Governance. Audit Committee members may be replaced by the Board.

Meetings:

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet at each in-person meeting with management, the internal auditor and the independent auditors in separate executive sessions, and also in executive session with only the Committee members. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities:

The Audit Committee shall perform the duties assigned to it by Section 4.3 of the Company's Bylaws and by the Board of Directors.

The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

2006 DOW PROXY STATEMENT 39

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

    As to Financial Statement and Disclosure Matters:

  1.
  Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

  3.
  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  4.
  Review and discuss quarterly reports from the independent auditors on:

  a.
  All critical accounting policies and practices to be used.

  b.
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

  c.
  Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  5.
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) rather than specifically as to individual press releases, analysts, and rating agencies.

  6.
  Discuss with management and the independent auditors the effect of applicable regulations and accounting profession initiatives as well as off-balance sheet structures on the Company's financial statements.

  7.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  8.
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  9.
  Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

    As to Oversight of the Company's Relationship with the Independent Auditors:

  10.
  Review and evaluate the lead partner of the independent auditors team.

  11.
  Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors,

40 2006 DOW PROXY STATEMENT

    including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

  12.
  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

  13.
  Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

  14.
  Discuss with the independent auditors matters of audit quality and consistency and any significant auditing or accounting issues presented by the audit engagement on which the audit team has consulted with their national office.

  15.
  Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

    As to Oversight of the Company's Internal Audit Function:

  16.
  Review the appointment and replacement of the senior internal auditing executive.

  17.
  Review the significant issues raised in reports to management prepared by the internal auditing department and management's responses.

  18.
  Review at least annually the internal audit department and its mission, responsibilities, independence, budget and staffing and any recommended changes in the planned scope of the internal audit.

    As to Compliance Oversight Responsibilities:

  19.
  Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated. Section 10A(b) relates to illegal acts that have come to the attention of the independent auditors during the course of the audit.

  20.
  Obtain reports from management, the Company's senior internal auditing executive and the independent auditors concerning whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

  21.
  Establish and implement procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  22.
  Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  23.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2006 DOW PROXY STATEMENT 41

2006 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 11, 2006 at 10:00 a.m. EDT

Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

Parking and Attendance

Complimentary self-parking is available at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Seating is limited. Tickets of admission or proof of stock ownership are necessary as explained on page 1 of this Proxy Statement. Only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

Visit Dow on the Internet

Dow is a diversified chemical company that harnesses the power of science and technology to improve living daily. The Company offers a broad range of innovative products and services to customers in more than 175 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $46 billion and employs 42,000 people worldwide. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

® Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00639

The Dow Chemical Company		Your Vote is Important Vote by Internet / Telephone 24 Hours a Day, 7 Days a Week

VOTE BY INTERNET		VOTE BY TELEPHONE
https://www.proxyvotenow.com/dow		1-866-205-9031
• Go to the website address listed above.		Within U.S. and Canada only
• Have your proxy card ready.	OR	• Use any touch-tone telephone.
• Follow the simple instructions that appear on		• Have your proxy card ready.
your computer screen.		• Follow the simple recorded instructions.

        Your 2006 Annual Meeting materials are enclosed and may be found on: www.DowGovernance.com
If you vote over the Internet or by telephone, please do not mail this card.

        The Board of Directors recommends a vote FOR Agenda Items 1 and 2, and
AGAINST Agenda Items 3, 4, 5 and 6 below.

\*/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \*/
☒	Please mark votes as in this example.
1.
Election of 8 Directors:

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐
Nominees:	01-Jacqueline K. Barton, 02-James A. Bell, 03-Barbara H. Franklin, 04-Andrew N. Liveris, 05-Geoffery E. Merszei, 06-J. Pedro Reinhard, 07-Ruth G. Shaw, 08-Paul G. Stern					THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2, AND AGAINST AGENDA ITEMS 3, 4, 5 AND 6.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name and check the "Exceptions" box above.)
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐	5.	Stockholder Proposal on Chemicals with Links to Respiratory Problems.	☐	☐	☐
3.	Stockholder Proposal on Bhopal.	☐	☐	☐	6.	Stockholder Proposal on Security of Chemical Facilities.	☐	☐	☐
4.	Stockholder Proposal on Genetically Engineered Seed.	☐	☐	☐		I/We have marked changes on this card or attachment.			☐
						I/We have made comments on this card or attachment.			☐

S C A N L I N E

Please sign exactly as name or names appear above. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

Date	Share Owner sign here	Co-Owner sign here

Annual Meeting of Stockholders
The Dow Chemical Company

May 11, 2006 – 10 a.m. EDT
Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

 Ticket is not transferable.
Cameras and recording devices are not
permitted at the meeting.

Ticket of Admission

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 11, 2006, at 10 a.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business are:

•
Election of eight Directors.

•
Ratification of the Independent Registered Public Accounting Firm.

•
Four proposals submitted by Stockholders.

The Board of Directors recommends a vote FOR Agenda Items 1 and 2, and AGAINST Agenda Items 3, 4, 5 and 6.

Only stockholders who held shares of record as of the close of business on March 13, 2006, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mailing this form.

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint Arnold A. Allemang, James M. Ringler and Geoffery E. Merszei, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 11, 2006, at 10 a.m. EDT and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Items 1 and 2, and AGAINST Agenda Items 3, 4, 5, and 6 and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors' recommendations, just sign and date on the reverse side - no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES' SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the DH Compounding Savings and Retirement Plan, and/or the Mycogen Corporation Deferred Savings Plan (the "Plans"). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to your account at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

If voting by mail, return ballots to:	The Dow Chemical Company P.O. Box 11002 New York, N.Y. 10203-0002

Form must be signed and dated on the reverse side.

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 11, 2006 AT 10:00 A.M. EDT
VOTING PROCEDURES
  Vote Your Shares in Advance
  Confidential Voting
  Dividend Reinvestment Program Shares and Employees' Savings Plan Shares
  Dow Shares Outstanding
  Proxies on Behalf of the Dow Board
THE BOARD OF DIRECTORS
  Director Independence
  Presiding Director
  Board Committees
  Board of Directors' Terms
Agenda Item 1
CANDIDATES FOR ELECTION AS DIRECTOR
Agenda Item 2 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Agenda Item 3 STOCKHOLDER PROPOSAL ON BHOPAL
  Stockholder Resolution
  Supporting Statement
  Company's Statement and Recommendation
  Vote Required
Agenda Item 4 STOCKHOLDER PROPOSAL FOR REPORT ON GENETICALLY ENGINEERED SEED
  Stockholder Resolution
  Company's Statement and Recommendation
  Vote Required
Agenda Item 5 STOCKHOLDER PROPOSAL FOR REPORT ON CHEMICALS WITH KNOWN LINKS TO ASTHMA AND OTHER RESPIRATORY PROBLEMS
  Stockholder Resolution
  Company's Statement and Recommendation
  Vote Required
Agenda Item 6 STOCKHOLDER PROPOSAL FOR REPORT ON IMPROVING INHERENT SECURITY OF CHEMICAL FACILITIES
  Stockholder Resolution
  Company's Statement and Recommendation
  The Company's Commitment to Security
  The Company's Commitment to Community Awareness and Emergency Preparedness
  The Company's Employment of Process Safety
  Sensitive Security Information Should Not Be Made Available to the Public
  The Public Availability of Information
  Vote Required
AUDIT COMMITTEE REPORT
  Audit Committee
COMMITTEE ON DIRECTORS AND GOVERNANCE REPORT
  Nominations for Director
  Committee on Directors and Governance
  The Committee
  Compensation Philosophy
  Approach to Executive Compensation
  Base Salaries
  Annual Performance Awards
  Long-Term Incentive Compensation
  Additional Committee Determinations
  Stock Ownership Guidelines
  Compensation Committee
STOCKHOLDER RETURN
COMPENSATION TABLES
Summary Compensation Table
SUMMARY COMPENSATION TABLE (continued)
Aggregated Option Exercises in 2005 and Option Values at December 31, 2005
Long-Term Incentive Plan Awards in 2005
Option Grants in 2005
Equity Compensation Plan Information at December 31, 2005
  Plans without Stockholder Approval
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PENSION PLANS
  Additional Benefits Following Retirement
COMPENSATION OF DIRECTORS
  Directors' Fees
  2003 Stock Incentive Plan
  Deferred Compensation Plan
  Compensation of Non-Management Employee Directors
BENEFICIAL OWNERSHIP OF COMPANY STOCK
  EMPLOYMENT AGREEMENTS
OTHER GOVERNANCE MATTERS
  Communication with Directors
  Future Stockholder Proposals
  Future Annual Meeting Business
  Multiple Stockholders with the Same Address
  Copies of Proxy Material and Form 10-K
  Internet Delivery of Proxy Materials
OTHER GOVERNANCE MATTERS (continued)
  Corporate Governance Documents
  Other Matters
DIRECTOR INDEPENDENCE
AUDIT COMMITTEE CHARTER
  Members
  Charter of the Audit Committee
  Purpose
  Committee Membership
  Meetings
  Committee Authority and Responsibilities
  Limitation of Audit Committee's Role
2006 ANNUAL MEETING OF STOCKHOLDERS Thursday, May 11, 2006 at 10:00 a.m. EDT
Midland Center for the Arts 1801 West St. Andrews, Midland, Michigan